As filed with the Securities and Exchange Commission on June 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	3620	N/A
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

Unit L4-E-8 Enterprise 4,

Technology Park Malaysia,

Bukit Jalil, 57000

Kuala Lumpur, Malaysia

Telephone: +60 018 272 7799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aiden Lee Ping Wei

Unit L4-E-8 Enterprise 4,

Technology Park Malaysia, Bukit

Jalil, 57000

Kuala Lumpur, Malaysia

Telephone: +60 018 272 7799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Telephone: (202) 689-2800

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 25, 2024

Graphjet Technology

Primary Offering of

Up to 12,028,075 Class A Ordinary Shares Underlying Public Warrants and Sponsor Warrants

Secondary Offering of

Up to 108,848,493 Class A Ordinary Shares

Up to 528,075 Warrants to purchase Class A Ordinary Shares

This prospectus relates to the primary issuance by us of up to an aggregate of 12,028,075 Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), which consists of (i) up to 11,500,000 Class A Ordinary Shares issuable upon the exercise of 11,500,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Energem Corp., a Cayman Islands exempted entity (“Energem”), and (ii) up to 528,075 Class A Ordinary Shares issuable upon the exercise of 528,075 warrants (the “Sponsor Warrants,” together with the Public Warrants, the “Warrants”) that made up a part of the private units originally issued in a private placement in connection with Energem’s initial public offering. The Sponsor Warrants and the Public Warrants are sometimes referred to collectively in this prospectus as the “Warrants.” To the extent the Warrants are exercised for cash, we will receive the proceeds from such exercises.

This prospectus also relates to the offer and resale from time to time, upon the expiration of lock-up agreements, if applicable, by: (a) the selling shareholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling shareholders”) of up to an aggregate of 108,848,493 Class A Ordinary Shares, consisting of (i) 250,000 Class A Ordinary Shares, issued in a private placement to the PIPE Investor (as defined below) pursuant to the terms of the amended and restated PIPE Investment Purchase Agreement, dated January 10, 2024, in connection with the Business Combination (as defined below), (ii) an aggregate of 3,403,075 Class A Ordinary Shares issued to Energem LLC (the “Sponsor”) and its affiliates, including 2,875,000 Class A Ordinary Shares originally issued as Class B ordinary shares in connection with the initial public offering of Energem for aggregate consideration of $25,000, or approximately $0.009 per share, and 528,075 Class A Ordinary Shares originally issued to Sponsor as part of the Placement Units issued to Sponsor in connection with Energem’s initial public offering at $10.00 per unit, (iii) 202,500 Class A Ordinary Shares issued to EF Hutton LLC (“EF Hutton”), the underwriter in Energem’s initial public offering, in connection with the Satisfaction and Discharge of Indebtedness Agreement, dated December 21, 2023, at $10.00 per share (the “Representative Shares”), (iv) 2,760,000 Class A Ordinary Shares issued to Arc Group Limited in connection with the closing of the Business Combination as financial advisor to Energem, (v) an aggregate of 100,212,918 Class A Ordinary Shares, which were received as Exchange Consideration (as defined herein) in connection with the Business Combination by certain of the Company’s insiders at a price of approximately $10.00 per share, and which are subject to nine month lock-up restrictions set forth herein, and (vi) 2,050,000 Class A Ordinary Shares issued in satisfaction of the payment and cancellation of certain promissory notes; and (b) the selling warrant holders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Shareholder and including their permitted transferees, the “Selling Securityholders”) of up to an aggregate of 528,075 Placement Warrants.

On March 14, 2024, Energem completed a series of transactions that resulted in the combination (the “Business Combination”) of Energem pursuant to the previously announced share purchase agreement (the “SPA”), dated August 1, 2022, as amended, with Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet”), following the approval at the extraordinary general meeting of the shareholders of Energem held on February 28, 2024 (the “Special Meeting”). On March 14, 2024, pursuant to the SPA, and as described in greater detail in Graphjet Technology’s final prospectus and definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2024 (the “Proxy Statement/Prospectus”), Energem acquired all of the issued and outstanding shares Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly owned subsidiary of Energem. Pursuant to the SPA, Energem changed its name to Graphjet Technology (“Graphjet Technology”). As consideration for the Business Combination, Energem issued to Graphjet Selling Shareholders an aggregate of 137,750,000 Class A Ordinary Shares (the “Exchange Consideration”), including 250,000 Class A Ordinary Shares Ordinary Shares issued to the PIPE investor or his designees, as set forth below.

As described herein, the Selling Securityholders named in this prospectus or their permitted transferees, may resell from time to time up to 108,848,493 Class A Ordinary Shares and 528,075 Warrants. We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our Class A Ordinary Shares or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares or Warrants. See section entitled “Plan of Distribution” beginning on page 62 of this prospectus.

As of the date of this prospectus, the Public Warrants and the Sponsor Warrants (which we refer to collectively as the “Warrants”) are “out of the money,” which means that the trading price of the Class A Ordinary Shares underlying the Warrants is below the $11.50 exercise price of the Warrants. For so long as the Warrants remain “out of the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. Accordingly, the exercises of the Warrants are dependent on the market price of our Class A Ordinary Shares. To the extent that the market prices of the Class A Ordinary Shares exceed $11.50, respectively, holders of the Warrants may exercise their Warrants and sell the underlying Class A Ordinary Shares, which may have negative impact on the market prices of the Class A Ordinary Shares. See “Risk Factors — There is no guarantee that the Warrants will be in the money, and they may expire worthless” for more information.

Our Class A Ordinary Shares are listed on the Nasdaq Global Market (the “NASDAQ”) under the symbol “GTI” and our Public Warrants are listed on the OTC under the symbol “GTIW.” On June 21, 2024, the closing price of our Class A Ordinary Shares was $4.80 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2024

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 108,848,493 Class A Ordinary Shares and 528,075 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Class A Ordinary Shares or Warrants by the Selling Securityholders. This prospectus also relates to the issuance by up to 12,028,075 Class A Ordinary Shares upon the exercise of Warrants. We will receive the proceeds from any exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Class A Ordinary Shares or Warrants, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell the Class A Ordinary Shares or Warrants in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Graphjet Technology,” “we,” “us,” “our” and similar terms refer to Graphjet Technology.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward- looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	our financial and business performance following the Business Combination, including financial projections and business metrics;

●	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	performance by counterparties, including suppliers of palm kernel shells and transportation providers of the Company’s products;

●	the implementation, market acceptance and success of our business model;

●	our market opportunity and the potential growth of that market;

●	the ability of the Company to compete effectively in a competitive industry;

●	the ability to protect and enhance the Company’s corporate reputation and brand;

●	the impact from future regulatory, judicial, and legislative changes in the Company’s industry;

●	our ability to effect our growth strategies, acquisitions or investments successfully;

●	our future capital requirements and sources and uses of cash;

●	our business, expansion plans and opportunities.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. The following factors, among others, may cause actual results to differ materially from those expressed or implied in our forward-looking statements:

●	the outcome of any legal proceedings;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

●	risks related to the global COVID-19 pandemic and other macroeconomic or geopolitical developments;

●	future exchange and interest rates;

●	the ability to maintain the listing of our securities on Nasdaq or any other exchange; and

●	the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Graphjet Technology manufactures artificial graphene and graphite, critical raw materials used in a variety of industries. The technology was developed through our collaboration with National University of Malaysia (“UKM”) and Universiti Teknikal Malaysia Melaka (“UTEM”). Our breakthrough technology transforms an abundant and renewable waste product, palm kernel shells, into highly valued artificial graphene and graphite. We prepared patent applications on bio-mass processes and production methods, and we believe we are the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. We received approval for our patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. We also have a pending patent application for its process for producing palm-based graphene.

Since we use a widely available waste product as our source, we are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Background

We were originally known as Energem Corp. (“Energem”). On March 14, 2024, we consummated the Business Combination with Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet”), Swee Guan Hoo, solely in his capacity as the representative for the shareholders of Purchaser after the closing of sale and purchase of the Graphjet Pre-Transaction Shares (the “Closing”) for Energem’s shareholders (the “Purchaser Representative”), the individuals listed on the signature page of the Share Purchase Agreement under the heading “Selling Shareholders” (each, a “Selling Shareholder” and together, the “Selling Shareholders”), and Lee Ping Wei in his additional capacity as representative for the Selling Shareholders (the “Shareholder Representative”). Pursuant to the terms of the Share Purchase Agreement, Energem acquired all of the issued and outstanding Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly-owned subsidiary of Energem, and in connection with the Closing, Energem changed its name to Graphjet Technology (“Graphjet Technology” or the “Company”). Graphjet was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While the Company was the legal acquirer in the Business Combination, because Graphjet was deemed the accounting acquirer, the historical financial statements of Graphjet became the historical financial statements of the combined company, upon the consummation of the Business Combination.

Prior to the Closing Date of the Business Combination, Energem issued to certain investor (“PIPE Investor”) an aggregate of 250,000 Graphjet Pre-Transaction Shares at a purchase price of $10.00 per share, for gross proceeds to the Company of approximately $2.5 million, pursuant to a separate term sheet entered into on December 20, 2023 (the “PIPE Investment Purchase Agreement”). On the Closing Date of the Business Combination, 2,760,000 Class A Shares were issued to Arc Group Limited (“Arc”), as compensation to Energem’s financial advisor in the Business Combination. The Class A Ordinary Shares issued to the PIPE Investor, and to Arc were issued pursuant to and in accordance with the exemption from registration under the “Securities Act” under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Pursuant to our prior certificate of incorporation, each issued and outstanding share of Energem Class B ordinary share, par value $0.0001 per share (the “Energem Class B Ordinary Share”), converted into one Class A Ordinary Share, par value $0.0001 per share, at the Closing.

Our Class A Ordinary Shares are currently listed on the on the NASDAQ under the symbol “GTI” and our Public Warrants are listed on the OTC under the symbol “GTIW.”

The rights of holders of our Class A Ordinary Shares and Warrants are governed by our Amended and Restated Memorandum of Association and Amended Articles of Association (the “Amended and Restated Articles”), and the Companies Act (as Revised) of the Cayman Islands (the “Cayman Act”).

As of June 21, 2024, there were 146,741,306 Class A Ordinary Shares (the “Class A Ordinary Shares”) issued and outstanding.

Emerging Growth Company

We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s initial public offering, which occurred on November 18, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Corporate Information

The Company was incorporated in the Cayman Islands on August 6, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering on November 18, 2021. On March 14, 2024, the Company consummated the Business Combination. In connection with the Business Combination, we changed our name to Graphjet Technology. Our principal executive offices are located at L4-E-8 Enterprise 4, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur, Malaysia and our telephone number is +60 3 8991 2828. Our website address is https://www.graphjettech.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Graphjet Technology (f/k/a Energem Corp.)

Issuance of Class A Ordinary Share

Class A Ordinary Shares Offered by us	12,028,075 Class A Ordinary Shares, which consists of (i) up to 11,500,000 Class A Ordinary Shares that are issuable upon exercise of the Public Warrants, and (ii) up to 528,075 Class A Ordinary Shares that are issuable upon exercise of the Sponsor Warrants.

Class A Ordinary Shares Outstanding Prior to Exercise of the Warrants	146,741,306 shares (as of June 21, 2024).

Class A Ordinary Shares Outstanding Assuming Exercise of the Warrants	158,769,381 shares (based on total shares outstanding as of June 21, 2024).

Exercise Price of Public Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $138.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Ordinary Share and Warrants

Class A Ordinary Shares Offered by the Selling Securityholders	Up to 108,848,493 Class A Ordinary Shares

Warrants offered by the Selling Securityholders	Up to 528,075 Warrants

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities- Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of the Warrants or of the Class A Ordinary Shares underlying the Warrants by the Selling shareholders pursuant to this prospectus. See “Use of Proceeds.”

Market for Class A Ordinary Share and Warrants	Our Class A Ordinary Shares are currently traded on the NASDAQ under the symbol “GTI”. Our Public Warrants are currently traded on the OTC under the symbol and “GTIW.

Lock-up Restrictions	Certain of the shares of Class A Ordinary Share issued in connection with the Business Combination are subject to restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions — Graphjet Technology Related Party Transactions” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

SUMMARY RISK FACTORS

An investment in shares of our equity securities involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Graphjet Technology’s Business, including:

●	Graphjet Technology’s business and growth strategy depend on Graphjet Technology’s ability to maintain and expand a network of qualified providers. If Graphjet Technology is unable to do so, Graphjet Technology’s future growth would be limited and Graphjet Technology’s business, financial condition and results of operations would be harmed.

●	Graphjet Technology is dependent on its relationships with third-party manufacturers to assist in the production of its products. Graphjet Technology does not own such manufacturing capabilities however, at closing, Graphjet Technology expects to construct the first carbonization plant which is to open in the Kuantan district of Malaysia to produce 10,000 tons of graphite and 60 tons of graphene using its processing technology from 30,000 tons of dried palm kernel waste annually.

●	If Graphjet Technology is unable to attract customers, Graphjet Technology’s revenue projections would not materialize and Graphjet Technology’s business would be materially adversely affected.

●	Graphjet Technology may face intense competition, which could limit Graphjet Technology’s ability to maintain or expand market share within Graphjet Technology’s industry, and if Graphjet Technology does not maintain or expand Graphjet Technology’s market share, Graphjet Technology’s business and operating results will be harmed.

●	If Graphjet Technology is not able to develop and release new products and meet demands for its products, Graphjet Technology’s business could be adversely affected.

●	Security breaches, loss of data and other disruptions could compromise sensitive information related to Graphjet Technology’s business or members, or prevent Graphjet Technology from accessing critical information and expose Graphjet Technology to liability, which could adversely affect Graphjet Technology’s business and reputation.

●	If Graphjet Technology is unable to obtain, maintain and enforce intellectual property protection for Graphjet Technology’s technology and methods, or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to that of Graphjet Technology, and Graphjet Technology’s ability to successfully commercialize our technology may be adversely affected.

●	Graphjet Technology may in the future become subject to litigation or regulatory investigation, which could harm Graphjet Technology’s business.

●	Graphjet Technology may acquire other businesses, form joint ventures or make other investments that could negatively affect its operating results, dilute shareholders’ ownership, increase its debt or cause it to incur significant expenses.

●	Graphjet Technology is vulnerable to severe weather conditions and natural disasters, including earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of its business and adversely affect its results of operations.

●	Graphjet Technology conducts business in a heavily regulated industry and if Graphjet Technology fails to comply with these laws and government regulations, or if the rules and regulations change or the approach that regulators take in classifying Graphjet Technology’s products and services under such regulations change, Graphjet Technology could incur penalties or be required to make significant changes to Graphjet Technology’s operations, products, or services or experience adverse publicity, which could have a material adverse effect on Graphjet Technology’s business, financial condition, and results of operations.

●	Graphjet Technology faces uncertainty as to whether it will achieve its strategic initiatives including construction of its manufacturing plan and whether it will yield the expected benefits, and uncertainty as to the availability of financing or financing on favorable terms and will operate with a dependence on commodity prices, the impact of inflation on costs, the risks of obtaining the necessary permits, the operating performance of Graphjet Technology’s assets and businesses, competitive factors in the graphite mining and production industry generally.

●	Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

●	Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in Graphjet Technology’s profitability.

●	Graphjet Technology depends on its talent to grow and operate its business, and if Graphjet Technology is unable to hire, integrate, develop, motivate and retain personnel, Graphjet Technology may not be able to grow effectively.

Risks Related to Graphjet Technology’s Organization and Structure, including:

●	Graphjet Technology may change its operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject it to different and more significant risks in the future that may adversely impact its business and financial results.

●	Graphjet Technology is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its securities may be less attractive to investors.

●	Any joint venture investments that Graphjet Technology makes could be adversely affected by its lack of sole decision- making authority, its reliance on co-ventures’ financial conditions, and disputes between it and its co-ventures.

Risk Related to an Investment in Our Securities, including:

●	The dual class structure of our Ordinary Share may adversely affect the trading market for the Graphjet Technology Class A Ordinary Shares.

●	Resales of the Class A Ordinary Shares could depress the market price of the Class A Ordinary Shares of Graphjet Technology.

●	If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of Graphjet Technology’s securities may decline.

●	The market price of Class A Ordinary Shares after the Business Combination may be affected by factors different from those that affected the prices of Energem Class A Ordinary Share.

●	The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

●	Graphjet Technology will be subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared, adversely impacting stock price.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to Graphjet Technology’s Business

We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

Graphjet was formed on December 23, 2019, and our objective is to become a manufacturer of artificial graphite and graphene using a waste product, palm seed kernels. To date, we have devoted substantially all of our resources to performing research and development and enabling manufacturing activities in support of our product development efforts, hiring personnel, acquiring and developing our technology, performing business planning, establishing our intellectual property portfolio and raising capital to support and expand such activities. Our production methods utilizing palm kernel shells to produce single layer graphene and artificial graphite is a new type of product in the industry. Predicting our future revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing a new product.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of March 31, 2024, the Company incurred, in thousands, a net loss of $11,594 and, as of that date, the Company’s current asset, in thousands, exceeded its current liability by $378. Since the date of inception, we have not recorded any revenue. We incurred significant costs in pursuit of constructing our first manufacturing facility, and developing our intellectual property. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

We face a variety of risks related to our proposed graphene/graphite manufacturing business.

We plan to develop a graphene/graphite manufacturing business that produces low-cost, high-quality, and high-margin graphene/graphite. The proposed graphene and graphite manufacturing carries a number of risks, including, without limitation:

●	unanticipated liabilities or contingencies, including those related to intellectual property;

●	the need for additional capital and other resources to expand into the graphene/graphite manufacturing business; and

●	competition from better-funded public and private companies, including from producers of natural graphite, artificial graphite, and competition from foreign companies that are not subject to the same environmental and other regulations as the Company.

Entry into a new line of business may also subject us to new laws and regulations with which we are not familiar and may lead to increased litigation and regulatory risk. Further, our graphene/graphite manufacturing business model and strategy are still evolving and are continually being reviewed and revised, and we may not be able to successfully implement our business model and strategy. We may not be able to produce graphene or graphite with the characteristics needed for commercial use, and we may not be able to attract a sufficiently large number of customers. If we are unable to successfully implement our graphene/graphite manufacturing business, our revenue and profitability may not grow as we expect, our competitiveness may be materially and adversely affected, and our reputation and business may be harmed.

In developing our proposed graphene/graphite manufacturing business, we have and will continue to invest significant time and resources. Initial timetables for the development of our graphene/graphite manufacturing business may not be achieved. Failure to successfully manage these risks in the development and implementation of our new graphene/graphite manufacturing business could have a material adverse effect on our business, results of operations and financial condition.

The graphene and graphite industry is highly competitive. Our market share, net sales or net income could decline due to vigorous price and other competition.

Competition in the graphene and graphite industry is based primarily on market acceptance, material differentiation and quality, delivery reliability and customer service. Competition with respect to new material is, and is expected to continue to be, based primarily on price, performance and cost effectiveness, customer service and product innovation. Competition could prevent implementation of price increases, require price reductions or require increased spending on research and development, marketing and sales that could adversely affect us. In such a competitive market, changes in market conditions, including customer demand and technological development, could adversely affect our competitiveness, sales and/or profitability.

We may or may not recoup expenditures associated with our growth.

To keep pace with increasing market demand, we need to invest in expanding our production capacity. The manufacture of our graphene and graphite is capital-intensive, and equipment, once purchased, may break down or require costly maintenance or may become obsolete due to technological improvements or other factors. There can be no assurance that investments intended to increase production capacity will have the desired impact which could materially and adversely affect our operating results and financial position.

We may not respond quickly and profitably to continued innovations in the graphene and graphite industry.

We believe that technological advances in graphene and graphite manufacturing will continue to occur and new technologies will continue to develop. Advances in the manufacturing of graphene and graphite could allow our competitors to develop graphene and graphite faster or produce more efficiently or at lower cost than we can or they may have significantly greater sources in which to grow their graphene and graphite innovation more rapidly. If we are unable to adapt or incorporate technological advances into our operations, our production facilities could become less competitive. Further, it may be necessary for us to incur significant expenditures to acquire any new technologies and retrofit our current processes to remain competitive.

If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

Our sales and marketing efforts may not achieve intended results and, therefore, may not generate the projected revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near-term plans will be successful. If we are not able to address markets for graphene and graphite successfully, we may not be able to grow our business, compete effectively or achieve profitability. Although we have secured the letter of intents from our potential customers, such letters are non-binding and can be terminated as and when they want. There can also be no assurance that we will be able to secure the contracts from our potential customers or any other customers.

We are unlikely to enter into any long-term contracts with its customers. The lack of long-term contracts is mainly due to the nature of the business that graphene and graphite prices fluctuate, the prevailing customer practices where the demand for graphene and graphite is subject to the customers’ needs and business decisions, of which are difficult to secure any long- term contracts. The absence of long-term contracts may result in the fluctuation of our sales and result in uncertainties over the overall financial performance. Should our future customers cease purchasing from us, and if we are unable to replace these customers with new customers in a timely manner, our financial performance may be adversely affected. However, we believe that our customers are unlikely to switch to alternative competitors due to price and quality, that differentiate Graphjet Technology to its competitors.

While we strive to ensure customer satisfaction by improving our graphene and graphite quality, strengthening existing business relationships and establishing relationships with new customers to expand our customer base, any adverse economic conditions or slowdowns in the demand graphene may negatively impact the sales, which will consequently result in a decline in our financial performance.

We must continuously invest in research and development and devote significant resources to commercializing new products in the graphene and graphite industry.

To remain competitive, we must continuously invest in research and development and our future growth depends on penetrating new markets, expansion in current markets, and introducing quality graphene and graphite that achieve market acceptance. Much of our technology and intellectual property portfolio is at an early stage of development, and we may not be able to continue to identify, develop, exploit, market and, in certain cases, secure regulatory approval for, innovative graphene and graphite in a timely manner or at all. Further, our graphene and graphite may not achieve market acceptance, create any additional revenue or become profitable, which could materially harm our business, prospects, financial results and liquidity. In the event that we are not able to secure the customer contracts for the sales of at least 60 tons of graphene yearly throughout 2023- through 2027, our financial performance could be materially affected.

Because we have limited capital, inherent manufacturing risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital, we may be unable to withstand significant losses that can result from inherent risks associated with manufacturing graphene and graphite, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

Any malfunction or system failure on the plant and machinery may interrupt the business operations, result in unavailability of its services and hinder the ability to manage the processing of graphene and graphite to meet its customers’ order and expose us to other operational inefficiencies and risk that could materially and adversely affect the business, financial condition and results of operations.

Our business could be harmed if we lose the services of our key personnel. Our business and processing programs depend upon our ability to employ the services of engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals and processing companies and businesses. Our ability to maintain and expand our business programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new equity incentive grants pursuant to the Equity Incentive Plan and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

Risks of relationships with third parties in respect of commercialization, sales and marketing of our graphene and graphite products.

Although we have resources and staff dedicated to research and development and market conditions, other factors such as management efficiencies may make it required or preferable for us to enter into collaboration arrangements with third parties for the commercialization, sales and marketing of our graphene and graphite. If we are not successful entering into appropriate collaboration arrangements or recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty successfully commercializing our graphene and graphite, which would adversely affect our business, operating results and financial condition.

We may not be able to enter into collaboration agreements on terms acceptable to us or at all. In addition, even if we enter into such relationships, we may have limited or no control over the sales, marketing and commercialization activities of these third parties. Our future revenues may depend heavily on the success of the efforts of these third parties. If we elect to establish a sales and marketing infrastructure, we may not realize a positive return on this investment.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

Although we have taken many protective measures to protect our technology with trade secrets, know-how and specialized domain expertise, including agreements, limited access, segregation of knowledge, password protections and other measures, policing unauthorized use of proprietary technology can be difficult and expensive.

Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We rely primarily on know-how, specialized knowledge, domain expertise, trade secrets and non-disclosure, confidentiality and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition or operating results.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We may need to defend ourselves against claims that we infringe, have misappropriated or otherwise violate the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, and suppliers may hold or obtain patents, trademarks, or other proprietary rights that they may in the future believe are infringed by our products or services. Although we are not currently subject to any claims related to intellectual property, these companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise asserting their rights and seeking licenses or injunctions. In specific cases indemnify our customers or suppliers against claims that the products we supply infringe, misappropriate, or otherwise violate third party intellectual property rights, and we may therefore be required to defend our customers against such claims. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling or using our products that incorporate the challenged intellectual property;

●	pay substantial damages (including treble damages and attorneys’ fees if our infringement is determined to be willful);

●	obtain a license from the holder of the intellectual property right, which license may not be available on reasonable terms or at all; or

●	redesign our graphene and graphite or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results and financial condition. In addition, any litigation or claims, whether or not valid, could harm our reputation, result in substantial costs, and divert resources and management attention.

Our success will depend, among other factors, on our ability to obtain, maintain and protect our intellectual property rights.

In order to remain competitive, we must develop, maintain and protect the proprietary aspects of our brands, technologies and data. We rely on a combination of contractual provisions, confidentiality procedures and patent, copyright, trademark, trade secret and other intellectual property laws to protect the proprietary aspects of our brands, technologies and data. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. Our success will depend, in part, on preserving our trade secrets, maintaining the security of our data and know-how and obtaining and maintaining other intellectual property rights. We may not be able to obtain or maintain intellectual property or other proprietary rights necessary to our business or in a form that provides us with a competitive advantage.

In addition, our trade secrets, data and know-how could be subject to unauthorized use, misappropriation, or disclosure to unauthorized parties, despite our efforts to enter into confidentiality agreements with our employees, consultants, clients and other vendors who have access to such information, and could otherwise become known or be independently discovered by third parties. Our intellectual property, including trademarks, could be challenged, invalidated, infringed, and circumvented by third parties, and our trademarks could also be diluted, declared generic or found to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our products, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion. Failure to obtain and maintain intellectual property rights necessary to our business and failure to protect, monitor and control the use of our intellectual property rights could negatively impact our ability to compete and cause us to incur significant expenses. The intellectual property laws and other statutory and contractual arrangements in the United States and other jurisdictions we depend upon may not provide sufficient protection in the future to prevent the infringement, use, violation or misappropriation of our trademarks, data, technology and other intellectual property and services, and may not provide an adequate remedy if our intellectual property rights are infringed, misappropriated or otherwise violated.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. In addition, the issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties.

We received approval of its patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. In addition, we currently have a pending patent application for its process for producing palm-based graphene. Our patent application for producing palm-based graphene may not result in an issued patent and our patents may not be sufficiently broad to protect our technology. Moreover, even if we are able to obtain patent protection for both productions, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend and/or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

We depend on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services.

We contract, or will contract, with third parties for certain services relating to the design, construction and maintenance of various components of our production facilities and other systems. If these third parties fail to comply with their obligations, the facilities may not operate as intended, which may result in delays in the production of our products and materially adversely affect our ability to meet our production targets and satisfy customer requirements or we may be required to recognize impairment charges. In addition, production delays could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We will also rely primarily on third parties for the transportation of our products. In particular, a significant portion of our goods are transported to different countries, which requires sophisticated warehousing, logistics and other resources. If any of the third parties that we use to transport products are unable to deliver the goods in a timely manner, we may be unable to sell these products at full value or at all, which could cause us to miss deliveries and breach our contracts, which could damage our relationships with our customers and subject us to claims for damages under our contracts. Any of these events could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our sales and results of operations could be materially and adversely impacted by risks inherent in international markets.

As we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and economic or political instability. In addition, doing business internationally subjects us to risks relating to political or social unrest, as well as corruption and government regulation, including U.S. laws such as the Foreign Corrupt Practices Act. If any of these events occur, our businesses may be adversely affected.

Our operations are subject to hazards which could result in significant liability to us.

Our operations are subject to hazards associated with manufacturing and the related use, storage, transportation and disposal of raw materials, products and wastes. These hazards include explosions, fires, severe weather (including but not limited to hurricanes or other adverse weather that may be increasing as a result of climate change) and natural disasters, industrial accidents, mechanical failures, discharges or releases of toxic or hazardous substances or gases, transportation interruptions, human error and terrorist activities. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment as well as environmental damage, and may result in suspension of operations and the imposition of civil and criminal liabilities, including penalties and damage awards. While we believe our insurance policies are in accordance with customary industry practices, such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We may incur losses beyond the limits, or outside the coverage, of our insurance policies. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain. Costs associated with unanticipated events in excess of our insurance coverage could have a material adverse effect on our business, competitive or financial position or our ongoing results of operations.

Complying with numerous health, safety and environmental regulations is both complex and costly.

Our business is subject to numerous health, safety, and environmental requirements in Malaysia. Such laws and regulations govern, among other matters, air emissions, wastewater discharges, solid and hazardous waste management and the use, composition, handling, distribution, and transportation of hazardous materials. Many such laws and regulations are becoming increasingly stringent (and may impose strict liability) and the cost of compliance with these requirements can be expected to increase over time. Although we believe that our operations comply with applicable regulations, any failure to comply with these laws and regulations could result in us incurring costs and /or liabilities, including as a result of regulatory enforcement, personal injury, property damage and claims and litigation resulting from such events, which could adversely affect our results of operations and financial condition.

Industrial operations can be hazardous.

Accidents involving the mishandling of heavy equipment or hazardous substances could cause severe or critical damage or injury to property and human health. Such an event could result in civil lawsuits and/or regulatory enforcement proceedings, both of which could lead to significant liabilities. Any damage to persons, equipment or property or other disruption of our business could result in significant additional costs to replace, repair and insure assets, which could negatively affect our business, prospects, operating results and financial condition.

Our business may be impacted by international instability, war, terrorism, and geopolitical events.

International political and economic instability or volatility, geopolitical regional conflicts, terrorist activity, political unrest, civil strife, acts of war, public corruption, expropriation and other economic or political uncertainties could interrupt and negatively affect the performance of our services, sale of our products or other business operations. A slowdown in economic growth in some emerging markets could result in long sales cycles, greater risk of uncollectible accounts and longer collection cycles. Fluctuations or devaluations in currency values, especially in emerging markets, could have an adverse effect on us, our suppliers, logistics providers and manufacturing vendors. Although our reporting currency is the U.S. dollar, we operate in different geographical areas and transact in a range of currencies in addition to the U.S. dollar, such as Malaysian Ringgit. As a result, movements in exchange rates may cause our revenue and expenses to fluctuate, impacting our profitability, financial position and cash flows. All of these factors could result in increased costs or decreased revenues, and could materially and adversely affect our product sales, financial condition and results of operations.

Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding the demand for our products. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations in any given quarter or fiscal year.

To date, we have not had any sales of our products, but have three letters of intent with potential customers and on December 27, 2022, we executed ours first supply agreement with Toyoda Trike Inc (“Toyoda”). This supply agreement provides that we will supply graphite and graphene amounting to $30 million to Toyoda for their carbon neutral mobility product. Thus, we are expected to be the key supplier of raw materials for Toyoda’s carbon neutral mobility products as its first customer contract. However, there remains uncertainty as to the timing of delivery of this product and the acquisition of additional contracts and customers. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

We operate in a rapidly changing and competitive industry and our projections are subject to the risks and assumptions made by management with respect to our industry. Further, the synthetic graphene industry is a dynamic industry, characterized by rapid changes in technology, frequent introduction of new and more advanced solutions as well as evolving industry standards. Market demand advances at a rapid pace and industry standards constantly evolve. We are subject to the risks of inability to incorporate leading technologies and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis; and inability to maintain, upgrade and develop our systems and infrastructure to cater to rapidly expanding operations.

Operating results are difficult to forecast as they generally depend on our assessment of the timing of orders and delivery of product. Additionally, our business may be affected by reductions in demand for product and the price of competitors product as a result of a number of factors which may be difficult to predict. Similarly, our assumptions and expectations with respect to margins and the pricing of our graphene and graphite product may not prove to be accurate since we do not have any operating history. This may result in decreased revenue, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in revenue. This inability could cause our operating results in a given quarter or year to be higher or lower than expected. If actual results differ from our estimates, analysts or investors may negatively react and our share price could be materially adversely affected.

Our future success depends in part on our ability to increase our production capacity and we may not be able to do so in a cost-effective manner.

We intend to begin construction on a manufacturing plant. Our ability to plan, construct and equip the manufacturing plant, and any future additional manufacturing plants, is subject to significant risks and uncertainties, including the following:

●	The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control, such as delays in government approvals, burdensome permitting conditions, and delays in the delivery of manufacturing equipment and subsystems that we manufacture or obtain from suppliers.

●	Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export import. In addition, it brings with it the risk of managing larger scale foreign operations.

●	We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.

●	Manufacturing equipment may take longer and cost more to engineer and build than expected and may not operate as required to meet our production plans.

●	We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfill their obligations to us under our arrangements with them.

●	We may be unable to attract or retain qualified personnel.

●	Natural disaster events, such as earthquakes, tsunamis, floods, monsoon seasons, severe weather conditions, and landslides, which could have an adverse effect on the progress of the construction of the manufacturing plant.

●	We use external freight shipping and transportation services to transport and deliver materials and equipment for our manufacturing plant. Adverse fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure at important shipping and delivery points could materially adversely affect the progress of the manufacturing plant.

●	Our equipment for the production will be imported from China to Malaysia, in which this will be subjected to the legislations, regulations and/or policy regarding importation, exportation and customs in Malaysia and China.

●	Labor shortage or work stoppages would also affect the progress, as such, we will source available workforce locally and/or from the surrounding community.

●	Delays in construction of our manufacturing plant.

●	We are subject to laws, regulations and standards, related to building and operation of the manufacturing plant, including product safety, health and safety and environmental matters. We may also face unexpected delays in obtaining permits and approvals required under relevant laws in connection with the construction and operation of the manufacturing plant.

If we are unable to expand our manufacturing facilities, we may be unable to further scale our business. If the demand for our product or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per unit fixed cost, which would have a negative impact on our financial condition and results of operations.

If we fail to manage our growth effectively, our business and operating results may suffer.

Our current growth and future growth plans may make it difficult for us to efficiently operate our business, challenging us to effectively manage our capital expenditures and control our costs while we expand our operations to increase our revenue. If we experience significant growth in orders, without improvements in automation and efficiency, we may need additional manufacturing capacity and we and some of our suppliers may need additional and capital intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. In addition, any growth in the volume of sales of our products may outpace our ability to engage sufficient and experienced personnel to manage the higher number of installations and to engage contractors to complete installations on a timely basis and in accordance with our expectations and standards. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.

If we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could be harmed.

We believe that our success and our ability to reach our strategic objectives are highly dependent on the contributions of our key management, technical, engineering and sales personnel. The performance of the business operation, implementation of on-going projects and successful execution on the business strategy will depend on the expertise, experience, and contribution of the management team. The loss of the services of any of our key executives or employees could disrupt our operations, delay the development and introduction of our products and services, and negatively impact our business, prospects and operating results. We cannot assure you that we will be able to successfully attract and retain senior leadership necessary to grow our business. Furthermore, there is increasing competition for talented individuals in our field. We cannot assure that we will be able to afford the compensation packages customary in our filed, which may lead to inability to attract and retain leadership and talent. Our failure to attract and retain our executive officers and other key technology, sales, marketing and support personnel, could adversely impact our business, prospects, financial condition, and operating results. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may be involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business. In addition, since our products are a new type of graphene and graphite product, we may in the future need to seek the amendment of existing regulations or, in some cases, the creation of new regulations, in order to operate our business in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

A substantial number of lawsuits have been filed by SPAC shareholders seeking to contest the terms of, or disclosures surrounding, de-SPAC merger transactions. While shareholders and plaintiffs’ firms have long contested public company M&A transactions, and are bringing similar challenges to de-SPAC merger transactions, certain structural features of SPACs have led shareholders to make new twists on those arguments. For example, shareholders in a SPAC sued in Delaware state court to enjoin a de-SPAC transaction arguing that the SPAC directors and officers breached their fiduciary duties by rushing to sign a deal just before the time limit to return capital to investors expired that was not in the best interests of SPAC shareholders. The plaintiffs also alleged that several of the SPAC’s managers lacked independence because they were promised board membership in the post-transaction company. The lawsuit was voluntarily dismissed after the SPAC issued additional disclosures.

Another SPAC was sued in Delaware to enjoin the merger, where the shareholders argued that the SPAC’s directors breached their fiduciary duties by signing a merger agreement that would give the target’s current owners voting control of the post-merger company, and also by waiving the corporate opportunity doctrine to allow the owners of the target to compete with the post-merger company. According to the plaintiffs, the sponsors permitted these deal terms because they were more focused on their next SPAC than the future of the target company.

Shareholders have also filed dozens of nuisance claims alleging misleading disclosures in proxy statements soliciting shareholder approval of de-SPAC merger transactions. These kinds of proxy statement challenges, which are common in the public M&A setting, are frequently brought under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9. In these actions, plaintiffs’ lawyers threaten to enjoin a shareholder vote until the issuer releases supplemental information. These actions frequently settle or are voluntarily dismissed when the company issues additional disclosures, and plaintiffs’ lawyers then seek a “mootness fee” usually after the closing of the business combination. Commentators and courts have criticized this minuet on the ground that the supplemental disclosures confer no real benefits on shareholders. We can expect plaintiffs’ securities law firms to continue to file these claims in connection with many de-SPAC merger transactions to recoup these fees.

Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations.

Cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business operations.

We, our programs, our collaborators, third-party logistics providers, distributors and other contractors and consultants utilize information technology, or IT, systems and networks to process, transmit and store electronic information, including but not limited to intellectual property, proprietary business information and personal information, in connection with our business activities. Our internal IT systems and those of current and future third parties on which we rely may fail and are vulnerable to breakdown, breach, interruption or damage from cyber incidents, employee error or malfeasance, theft or misuse, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war, telecommunication and electrical failures or other compromises. As use of digital technologies has increased, cyber incidents, including third parties gaining access to employee accounts using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, denial-of-service attacks or other means, and deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency, intensity, and sophistication. These threats pose a risk to the security of our, our programs’, our collaborators’, third-party logistics providers’, distributors’ and other contractors’ and consultants’ systems and networks, and the confidentiality, availability and integrity of our data. There can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects. We may not be able to anticipate all types of security threats, and we may not be able to implement preventive measures effective against all such security threats. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources, including outside groups such as external service providers, organized crime affiliates, terrorist organizations or hostile foreign governments or agencies. Similarly, there can be no assurance that our collaborators, third-party logistics providers, distributors and other contractors and consultants will be successful in protecting our clinical and other data that is stored on their systems. Any loss of clinical trial data from our completed or ongoing clinical trials for any of our product candidates could result in delays in our development and regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Although to our knowledge we have not experienced any such material system failure or material security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of development programs and business operations.

Any cyber-attack that leads to unauthorized access, use, or disclosure of personal information, data breach or destruction or loss of data could result in a violation of applicable U.S. and international privacy, data protection and other laws and regulations, subject us to litigation and governmental investigations, proceedings and regulatory actions by federal, state and local regulatory entities in the United States and by international regulatory entities, resulting in exposure to material civil and/or criminal liability, cause us to breach our contractual obligations, which could result in significant legal and financial exposure and reputational damages. As cyber threats continue to evolve, we may be required to incur significant additional expenses in order to implement further data protection measures or to remediate any information security vulnerability. Further, our general liability insurance and corporate risk program may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that maybe imposed, which could have a material adverse effect on our business and prospects. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above.

We are dependent on the Palm Oil Industry for Availability of Raw Material.

Any fluctuation of the selling price could materially, either positively or negatively, affect our business and financial condition. The processing of graphene is contingent on the availability of raw material such as palm kernel shell, which is a natural commodity that is exposed to price volatility as a result of market demand and supply conditions. As such, we are exposed to the price volatility of raw material. We are also dependent on the palm oil industry to source the raw material such as the palm kernels for our products to ensure successful business operations and financial performance. A slowdown in the palm oil industry due to, among others, a fall in the global market prices of crude palm oil and crude palm kernel oil, a decline in demand for palm oil and palm oil product due to among others, trade barriers and restrictions, actions by pressure groups and changing customer preference, adverse changes in the countries where palm oil plantations are located, natural disasters, changes to climatic conditions that adversely affect oil palm cultivation and crop production or other factors that may affect oil palm cultivation, crop production and demand for palm oil and its derivatives and product would have a material adverse effect on our business operations and financial performance if we are not be able to source for sufficient raw material elsewhere.

Our business, financial condition and results of operations may be materially adversely affected by risks associated with our international operations.

An important part of targeting international markets is increasing our brand awareness and establishing relationships with customers internationally. However, there are certain risks inherent in doing business in international market, which is heavily regulated in many jurisdictions. These risks include:

●	local economic, political and social conditions, including the possibility of economic slowdowns, hyperinflationary conditions, political instability, social unrest or outbreaks of pandemic or contagious diseases, such as Ebola, Zika, avian flu, severe acute respiratory syndrome (SARS), H1N1 (swine flu), the disease caused by the SARS-CoV-2 novel coronavirus (COVID-19), and Middle East Respiratory Syndrome (MERS);

●	multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

●	obtaining regulatory approvals or clearances where required for the sale of our products in various countries;

●	requirements to maintain data and the processing of that data on servers located in countries in which we may operate;

●	protecting and enforcing our intellectual property rights;

●	competition from companies with significant market share in our market, with greater resources than we have and with a better understanding of user preferences;

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the effect of local and regional financial pressures on demand and payment for our products and services;

●	the inability to manage and coordinate the various legal and regulatory requirements of multiple jurisdictions that are constantly evolving and subject to change;

●	currency exchange rate fluctuations, changes in currency policies or practices and restrictions on currency conversion;

●	limitations or restrictions on the repatriation or other transfer of funds;

●	the inability to enforce agreements, collect payments or seek recourse under or comply with differing commercial laws;

●	natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, boycotts, curtailment of trade, and other market restrictions; and

●	managing the potential conflicts between locally accepted business practices and our obligations to comply with laws and regulations, including anti-corruption and anti-money laundering laws and regulations.

Our overall success and ability to continue to expand our business depends, in part, on our ability to anticipate and effectively manage these risks and there can be no assurance that we will be able to do so without incurring unexpected or increased costs. If we are not able to manage the risks related to our international operations, our business, financial condition and results of operations may be materially adversely affected. In certain regions, the degree of these risks may be higher due to more volatile economic, political or social conditions, less developed and predictable legal and regulatory regimes and increased potential for various types of adverse governmental action. Our ability to continue to expand our business and to attract talented employees, customers and members in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business. Entering new international markets is expensive, our ability to successfully gain market acceptance or establish a robust customer base in any particular market is uncertain. Further, the potential distraction this could cause our senior management team could lead to other areas of our operations being neglected and harm our business, financial condition and results of operations.

We may make investments into or acquire other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could have an adverse effect on our business, financial condition and results of operations.

The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. In addition, we have limited experience in acquiring other businesses and may have difficulty integrating acquired businesses or assets, or otherwise realizing any of the anticipated benefits of acquisitions. If we acquire additional businesses, we may not be able to integrate the acquired operations and technologies successfully, or effectively manage the combined business following the acquisition. Integration may prove to be difficult due to the necessity of integrating personnel with disparate business backgrounds, different geographical locations and who may be accustomed to different corporate cultures.

We also may not achieve the anticipated benefits from any acquired business due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities, including legal liabilities, associated with the consummated Business Combination;

●	difficulty converting Graphjet’s customers into our current and future offerings and contract terms, including disparities in the revenue model of the acquired company;

●	diversion of management’s attention or resources from other business concerns;

●	adverse effects on our existing business relationships or strategic partners as a result of the consummation of the Business Combination;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

●	the potential loss of key employees;

●	acquisition targets not having as robust internal controls over financial reporting as would be expected of a public company;

●	possible cash flow interruption or loss of revenue as a result of transitional matters; and

●	use of substantial portions of our available cash to consummate the acquisition.

We may issue equity securities or incur indebtedness to pay for any such acquisition or investment, which could adversely affect our business, financial condition or results of operations. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of our ordinary shares to decline. In addition, a significant portion of the purchase price of any companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

We may be subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

We and our products may be import and export controls and trade and economic sanctions regulations, which prohibit the shipment or provision of certain products and solutions to certain countries, governments and persons. We are also subject laws and regulations governing our operations, including regulations administered by the governments of Malaysia, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations. While we have mechanisms to identify high-risk individuals and entities before contracting with them, an instance of non-compliance with all such applicable laws could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws could also have an adverse impact on our reputation, our business, results of operations and financial condition.

Risks Related to an Investment in Our Securities

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our ordinary shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, our share price could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may not receive any proceeds from the exercise of Warrants, and if we do, we may be unable to invest the portion of the net proceeds from this offering on acceptable terms.

We will receive up to an aggregate of approximately $138.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. However, will only receive proceeds to the extent holders of Warrants elect to exercise. We can provide no assurances as to the amount of proceeds we will receive from the exercise of Warrants or whether we will receive any proceeds. We will have broad discretion in the use of any proceeds received from the exercise of Warrants. Delays in investing the net proceeds from the exercise of the Warrants may impair our performance. We cannot assure you that we will be able to identify uses of proceeds that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from the exercise of the Warrants on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

There is no guarantee that the Warrants will be in the money, and they may expire worthless.

The exercise price for the Warrants is $11.50 per Class A Ordinary Share, which is less than the market price of the Class A Ordinary Shares, which was $4.80 per share based on the closing price of the Class A Ordinary Shares on June 21, 2024. However, there is no guarantee that the Warrants will be in the money at any given time prior to their expiration. If the trading price of the Class A Ordinary Shares remains below the exercise price of the Warrants, the Warrants may expire worthless. If all of the Warrants were exercised in full for cash, we would receive an aggregate of approximately $138.3 million. We do not expect the holders of the Warrants to exercise their Warrants and therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the Warrants remain out of the money. We intend to seek to go effective on the registration statement of which this prospectus forms a part as soon as possible. We can provide no assurances that the trading price of our Class A Ordinary Shares will remain at levels where it would be attractive to exercise our outstanding Warrants until the time that such warrants become exercisable.

If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of Graphjet Technology’s securities may decline.

Following the Business Combination, fluctuations in the price of Graphjet Technology’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for Graphjet’s capital stock. Accordingly, the valuation ascribed to Energem in the Business Combination may not be indicative of the price that will be implied in the trading market for Graphjet Technology’s securities following the Business Combination. If an active market for Graphjet Technology’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Graphjet Technology’s control. Any of the factors listed below could have a material adverse effect on your investment in Graphjet Technology’s securities and Graphjet Technology’s securities may trade at prices significantly below the price you paid for them or that were implied by the conversion of Energem’s capital stock as a result of the Business Combination. In such circumstances, the trading price of Graphjet Technology’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Graphjet Technology’s securities may include:

●	actual or anticipated fluctuations in Graphjet Technology’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about Graphjet Technology’s operating results;

●	success or entry of competitors;

●	Graphjet Technology’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Graphjet Technology or the homebuilding industry in general;

●	operating and share price performance of other companies that investors deem comparable to Graphjet Technology;

●	Graphjet Technology’s ability to bring its products and technologies to market on a timely basis, or at all;

●	changes in laws and regulations affecting Graphjet Technology’s business;

●	Graphjet Technology’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving Graphjet Technology;

●	changes in Graphjet Technology’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Graphjet Technology’s shares of ordinary share available for public sale;

●	any major change in the Graphjet Technology’s Board of Directors (the “Board of Directors”) or management;

●	sales of substantial amounts of Graphjet Technology’s shares of Ordinary Share by its directors, executive officers or significant stockholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism, inflation and market liquidity; and

●	the other risk factors set forth in the “— Risks Related to Graphjet Technology’s Business.”

Broad market and industry factors may materially harm the market price of Graphjet Technology’s securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Graphjet Technology’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Graphjet Technology could depress Graphjet Technology’s share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Graphjet Technology’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In the past, following periods of market volatility, stockholders have initiated derivative actions. If we are involved in derivative litigation, it could have a substantial cost and divert resources and the attention of Energem management from our business regardless of the outcome of the litigation.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

●	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

●	As a company whose Ordinary Share are listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions, including the intention to complete the Business Combination.

●	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Graphjet Technology’s shareholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If Graphjet Technology is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, Graphjet Technology’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Graphjet Technology’s is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Graphjet, we cannot assure you that this diligence will surface all material issues that may be present in Graphjet’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Graphjet’s business and outside of our and Graphjet’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about Graphjet Technology or its securities. Accordingly, any of our stockholders who chose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Graphjet Technology is subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared adversely impacting stock price.

As a public company with listed equity securities, Graphjet Technology will need to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and requirements of Nasdaq, with which it was not required to comply as a private company. The Exchange Act requires that Graphjet Technology file annual, quarterly, and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires, among other things, that Graphjet Technology establish and maintain effective internal controls and procedures for financial reporting.

Section 404 of the Sarbanes-Oxley Act requires Graphjet Technology’s management and independent auditors to report annually on the effectiveness of its internal control over financial reporting. However, Graphjet Technology is an “emerging growth company,” as defined in the JOBS Act, and, for as long as it continues to be an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once Graphjet Technology is no longer an emerging growth company or, if prior to such date, it opts to no longer take advantage of the applicable exemptions, it will be required to include an opinion from its independent auditors on the effectiveness of its internal control over financial reporting.

Graphjet Technology will cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the Energem Initial Public Offering (the “IPO”), December 31, 2026 (B) in which we have total annual gross revenue of at least $1.235 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. These reporting and other obligations will place significant demands on management, administrative, operational, and accounting resources and will cause Graphjet Technology to incur significant expenses. It may need to upgrade its systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If it is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on Graphjet Technology’s business, prospects, liquidity, financial condition, and results of operations.

As a public company, these rules and regulations make it more expensive for Graphjet Technology to obtain director and officer liability insurance. These factors could also make it more difficult to attract and retain qualified members to the Board of Directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, Graphjet Technology’s business and financial condition is more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Graphjet Technology’s business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in Graphjet Technology’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of Graphjet Technology’s management and adversely affect its business and operating results.

As a public company, Graphjet Technology is obligated to develop and maintain proper and effective internal control over financial reporting. Graphjet Technology may not complete its analysis of its internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in Graphjet Technology and, as a result, the value of its securities.

Graphjet Technology is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting as of the end of its fiscal year. This assessment will need to include disclosure of any material weaknesses identified by Graphjet Technology’s management in its internal control over financial reporting. Graphjet Technology is in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. It may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if Graphjet Technology identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to assert that its internal controls are effective. If it is unable to assert that its internal control over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, which would cause the price of its securities to decline, and it may be subject to investigation or sanctions by the SEC.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	profitability of our services, especially in new markets and due to seasonal fluctuations;

●	macroeconomic conditions, both nationally and locally;

●	negative publicity relating to products we serve;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets; and

●	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about Graphjet Technology, its business, or its market, or if they change their recommendations regarding the Class A Ordinary Share of Graphjet Technology adversely, then the price and trading volume of the Class A Ordinary Shares of Graphjet Technology could decline.

The trading market for our Class A Ordinary Share and Public Warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Graphjet Technology. If no securities or industry analysts commence coverage of Graphjet Technology, the stock price and trading volume of the Class A Ordinary Shares and Public Warrants of Graphjet Technology would likely be negatively impacted. If any of the analysts who may cover Graphjet Technology change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Ordinary Shares and Public Warrants of Graphjet Technology would likely decline. If any analyst who may cover the Company were to cease coverage of Graphjet Technology or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Ordinary Shares and Public Warrants of Graphjet Technology to decline.

We may be unable to obtain additional financing to fund the operations and growth of Graphjet Technology.

We may require additional financing to fund the operations or growth of Graphjet Technology. The failure to secure additional financing could have a material adverse effect on the continued development or growth of Graphjet Technology. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Ordinary Share equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

Warrants will become exercisable for Class A Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued 11,500,000 warrants to purchase Class A Ordinary Shares as part of our IPO and, on the IPO closing date, we issued 528,075 Sponsor Warrants to the Sponsor to purchase Class A Ordinary Shares at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Class A Ordinary Shares on a business combination. The Class A Ordinary Shares issued upon exercise of our Warrants will result in dilution to the then existing holders of Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Ordinary Shares and Public Warrants of Graphjet Technology.

The Sponsor Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor or Anchor Investors until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Graphjet Technology as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of Graphjet Technology are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of Graphjet Technology or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary share could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

USE OF PROCEEDS

All of the Class A Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $132.3 million from the exercise of the Public Warrants, assuming the exercise in full of all of the Public Warrants for cash. We will receive up to an aggregate of approximately $6.1 million from the exercise of the Private Warrants, assuming the exercise in full of all of the Sponsor Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the Class A Ordinary Shares underlying the Warrants is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the OTC under the symbol “GTIW.”

We cannot currently determine the price or prices at which our Class A Ordinary Shares or the Sponsor Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR ORDINARY SHARE AND DIVIDEND POLICY

Market Information

Our Class A Ordinary Share are currently listed on the NASDAQ under the symbol “GTI” and our Public Warrants are currently listed on the OTC under the symbol “GTIW”. Prior to the consummation of the Business Combination, the Energem’s units, Class A ordinary share and warrants were listed on the NASDAQ under the symbols “ENCPU,” “ENCP,” and “ENCPW.” As of June 21, 2024, there were 37 holders of record of our Class A Ordinary Shares. We currently do not intend to list the Sponsor Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Ordinary Shares to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Ordinary Shares in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Graphjet Technology should be read in conjunction with the audited financial statements of Graphjet as of September 30, 2023 and 2022, and the unaudited condensed consolidated financial statements as of March 31, 2024 and 2023, together with the related notes thereto, included in this prospectus. In addition to historical information, the following discussion contains forward- looking statements that reflect Graphjet Technology’s future plans, estimates, beliefs and expected performance. Graphjet Technology’s estimates are based on its assumptions about future events. These statements may be preceded by, followed by or include the words “believes,” “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions.

The forward-looking statements are dependent upon events, risks and uncertainties that may be outside Graphjet Technology’s control. Graphjet Technology’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus.

Overview

Graphjet Technology is the owner of the state of the art technology for the manufacture of artificial graphene and graphite use to produce critical raw materials used in a variety of industries. The technology was developed through Graphjet Technology’s collaboration with UKM and UTEM. Graphjet Technology’s breakthrough technology transforms an abundant and renewable waste product, palm kernel shells, into highly valued artificial graphene and graphite. Graphjet Technology prepared patent applications on it bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet Technology received approval of its patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. In addition, Graphjet Technology currently has a pending patent application for its process for producing palm-based graphene.

Graphjet Technology innovative manufacturing process controls the quality of both the graphite and the resulting graphene resulting in higher quality products than are produced using either mined graphite or artificial graphite derived from coal bases or petroleum-based production. Since Graphjet Technology uses a widely available waste product as our source, Graphjet Technology is able to produce our higher quality product at a significant lower cost than other graphite and graphene production methods worldwide.

Graphjet Technology’s current primary business is to develop its palm-based artificial graphene and graphite manufacturing business with its proprietary patentable technology to utilise palm kernel shells in the process of manufacturing and production of artificial graphene (patent pending) and graphite (patented) and related application products. By applying its proprietary technology to graphene and graphite production, Graphjet Technology can provide large-scale output to fulfill customer contracts as market demand increases. In the future, Graphjet Technology believes that upon completion of its initial manufacturing facility, Graphjet Technology can produce 10,000 tons of graphite and 60 tons of graphene using its processing technology from 30,000 tons of dried palm kernel shell waste annually. Palm kernel shells are generated from the production of palm seed oil. Graphjet Technology enjoys a geographic advantage for application of its recycling technology with a readily available feedstock in-region as Malaysia is the second largest supplier of palm seed oil, and the resulting palm kernel shells, in the world.

The palm-based graphite and graphene are expected to serve as a substitute for natural and synthetic graphite and graphene to provide a more sustainable and cost-effective source of supply. Graphjet Technology aims to leverage its patented technology in purpose to create additional value in relation to recycling initiatives of palm waste as well as to set precedence in the manufacturing and production technology of palm-based artificial graphite and graphene.

Graphjet Technology is actively expanding its manufacturing and facilities in-house to support greater annually output of its products. Upon completion of the manufacturing plant in Kuantan, Pahang, Malaysia, Graphjet Technology management projects the capacity for graphite and graphene are approximately 10,000 to 50,000 tons and 60 to 200 tons per annum, varies by phases. Graphjet Technology management assumes the maximum capacity for graphite and graphene to fulfil customer contracts to increase to approximately 100,000 tons and 1,000 tons per annum, respectively. Graphjet Technology’s business strategy is to continue developing related products and efficient manufacturing to deliver a desirable future return.

Technology and Patents

Graphjet Technology uses its patented technology to transform a renewable waste product, palm kernel shells, to artificial graphene and artificial graphite. Graphjet Technology prepared patent applications on it bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet Technology received approval of its patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. In addition, Graphjet Technology currently has a pending patent application for its process for producing palm-based graphene. The following table summarizes Graphjet Technology’s issued and pending patents:

Patent Application No.	Invention
PI2021002802	A PALM-BASED SYNTHETIC GRAPHITE AND THE PREPARATION METHOD THEREOF (granted on September 22, 2022
PI2022001906	A PROCESS FOR PRODUCING PALM-BASED GRAPHENE

Graphjet Technology uses palm kernel shell as its raw material for producing graphite and graphene, a biomass waste product that is abundant in Malaysia. The palm kernel shells are dried and crushed the to remove the water and oil to get the pure biomass form. Graphjet Technology’s proprietary formula is used for catalyzation to prepare for the pyrolysis process. The pyrolysis process, known as thermal cracking, then takes place where the carbon content is extracted from the catalyzed palm kernel shell, producing the Palm kernel-based man-made graphite. Next, it will go through a process known as the material shaping, and followed by graphitization process to make palm kernel based composite man-made graphite. This will be Graphjet Technology’s product which will be able to be sold to the customers or to be continued as raw material as to make palm kernel-based graphene through graphitization preparation process.

A Palm-Based Synthetic Graphite and the Preparation Method produces high quality artificial graphite in a mass production manner which to be able to meet the world demands for applications such as technology usage. This technology is expected to produce a strong alternative option for the market in which artificial graphite can also be made from palm kernel shell. Traditionally in the market, artificial graphite is preferred by the technology industry due to generally higher quality than mineral graphite. The artificial graphite is usually sourced from coal or petroleum coke, which is a byproduct in its respective industries, therefore susceptible to bottlenecks in the supply chain. Graphjet Technology believes that with its disruptive technology and the sufficient supply of palm kernel shells, it will be able to solve the global demand for high quality artificial graphite as well as the supply chain issues for this particular super material.

Graphjet Technology’s process for producing Palm-Based Graphene is a technology which will significantly reduce the cost of producing single layer graphene. With the cost advantage, Graphjet Technology can penetrate the graphene market, wherein Graphjet Technology will be able to produce higher quality graphene at about 80% less than the current market price (market price USD 200 – 450/g), which offers a great reduction to the current market prices. Furthermore, Graphjet Technology can produce higher quality graphene. This will make graphene more accessible and more budget friendly for its applications and making it possible to mass produce graphene applications such as graphene related products like energy storage supercapacitors, graphene batteries and so on.

Key Relationships

Graphjet Technology has developed its technology in collaboration with the UKM and UTEM. This has enabled Graphjet Technology to bring the technology to commercialization faster than many graphene applications and at a lower cost than would have been possible. Graphjet Technology also has a collaboration with UKM for research and development. Graphjet Technology also collaborates with UTEM for joint research and development in graphene applications in various types of batteries.

Graphjet Technology is also planning to collaborate with the Imperial College London, Massachusetts Institute of Technology, Kwansei Gakuin University Japan, and Shibaura Institute of Technology, Tokyo for business development and for the appointment of such institutes as technology representative for Graphjet Technology for the UK, US and Japan region respectively.

On September 13, 2022, Graphjet Technology announced its strategic new membership in the Industrial Liaison Program (“ILP”) of Massachusetts Institute of Technology (“MIT”), an educational institution that creates and strengthens relationships between MIT and companies worldwide to harness MIT’s resources to address company’s current challenges and to anticipate future needs. Graphjet Technology is the first ever company from Malaysia, honored to be a member of the MIT ILP. The ILP program will facilitate meetings between Graphjet Technology and leading MIT faculty and researchers, structured as private customized executive briefings, and are designed to enhance strategic planning, examine emerging research and technology, and consider new management approaches to corporate issues.

Path Forward

Graphjet Technology’s patent pending technology produces graphite at cost of approximately $4,500 per ton making it significantly lower cost than both natural and other sources of artificial graphite. Graphjet Technology prepared patent applications on it bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet Technology received approval of its patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. In addition, Graphjet Technology currently has a pending patent application for its process for producing palm-based graphene. Ultimately, Graphjet Technology can sell a better graphene at a price of $15 per gram, a more than 80% savings. Further, Graphjet Technology will be able to obtain all the raw materials it needs from local sources in Malaysia, the second largest producer of palm seed oil globally.

To date, Graphjet Technology has not had any revenues or sales of its products. Graphjet Technology has four letters of intent and has distributed samples of its products to multi-national companies for material acceptance yielding positive feedback for future procurement to replace their current high cost supplier. For example, on December 27, 2022, Graphjet Technology executed its first supply agreement with Toyoda, which Graphjet Technology will supply graphite and graphene in an aggregate amount of revenue of $30 million to Toyoda for their carbon neutral mobility product. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

Graphjet Technology currently manufactures its products at a contract manufacturing facility. Graphjet expects to open its first manufacturing plant in the Kuantan district of Pahang State, Malaysia with an expected annual output of 10,000 tons of graphite, 60 tons of graphene, and the processing of 30,000 tons of dried palm kernel waste. The land to be purchased, underlying the new facility, has secured local permission to commence construction. Currently, Graphjet Technology believes its first production from this plant will be in the first quarter of fiscal year 2025.

On August 17, 2022, Graphjet Technology received a Graphene Verified Certificate from NanoMalaysia, a government body that was established by the Government of Malaysia to foster nanotechnology and graphene industry. The certification will play a part for product quality assurance to the customers.

On August 23, 2022, Graphjet Technology received approval for its manufacturing license from the Ministry of International Trade and Industry, Malaysia to produce palm based artificial graphite and graphene.

Components of Results of Operations

Expenses

Expenses consist of general and administrative expenses.

General and administrative expenses

General and administrative expenses consist primarily of audit, tax and secretarial fees.

Comparison of the Three Months Ended March 31, 2024 to the Three Months Ended March 31, 2023

Meaningful variances in the Company’s components of operations are explained below. The following table sets forth Graphjet Technology’s unaudited condensed consolidated statements of operations data for the three months ended March 31, 2024 and March 31, 2023 (000’s).

	Three months ended
	March 31, 2024	March 31, 2023	Variance ($)	Variance (%)
Operating expenses
General and administrative	11,588	660	(10,928)	1,656%
Total operating expenses	11,588	660	(10,928)	1,656%
Net loss	$(11,594)	$(666)	$(10,928)	1,641%
Loss from operations	(11,588)	(660)	(10,928)	1,656%
Interest expense	(6)	(6)	-	-%
Total interest expense	(6)	(6)	-	-%

General and Administrative Expense

General and administrative expense included only general and administrative expenses in both the three months ended March 31, and 2024 and 2023 as the company currently has no sales or selling expenses. General and Administrative expenses increased from $660 in the three months ended March 31, 2023 to $11,588 in the three months ended March 31, 2024, a $10,928, or 1,656%, increase, primarily due to an increase in staff cost inclusive provision for gratitude, marketing event, audit fees, consulting and legal fees, plus amortization of intangible assets.

Net Loss

Net Loss for the three months ended March 31, 2024 and 2023 expenses increased from $666 in the three months ended March 31, 2023 to $11,594 in the three months ended March 31, 2024, a $10,928 or 1,641%, increase, primarily due to staff cost inclusive provision for gratitude, marketing event, audit fees, consulting and legal fees, plus amortization of intangible assets.

Comparison of the Six Months Ended March 31, 2024 to the Six Months Ended March 31, 2023

Meaningful variances in the Company’s components of operations are explained below. The following table sets forth Graphjet Technology’s unaudited condensed consolidated statements of operations data for the six months ended March 31, 2024 and March 31, 2023 (000’s).

	Six months ended
	March 31, 2024	March 31, 2023	Variance ($)	Variance (%)
Operating expenses
Research and development				%
General and administrative	12,006	984	11,022	1,120%
Total operating expenses	12,006	984	11,022	1,120%
Loss from operations	(12,006)	(984)	(11,022)	1,120%
Interest expense	(12)	(12)	-	-%
Total interest expense	(12)	(12)	-	-%
Net loss	$(12,018)	$(996)	$(11,022)	1,107%

General and Administrative Expense

General and administrative expense included only general and administrative expenses in both the six months ended March 31, 2024 and 2023 as the company currently has no sales or selling expenses. General and Administrative expenses increased from $984 in the six months ended March 31, 2023 to $12,006 in the six months ended March 31, 2024, a $11,022, or 1,120%, increase, primarily due to an increase in staff cost inclusive provision for gratitude, marketing event, audit fees, consulting and legal fees, plus amortization of intangible assets.

Net Loss

Net Loss for the six months ended March 31, 2024 and 2023 expenses increased from $996 in the six months ended March 31, 2023 to $12,018 in the six months ended March 31, 2024, a $11,022 or 1,107%, increase, primarily due to staff cost inclusive provision for gratitude, marketing event, audit fees, consulting and legal fees, plus amortization of intangible assets.

Cash Flows

The following tables set forth a summary of our cash flows for the periods indicated (000’s):

	Six Months Ended
	March 31, 2024	March 31, 2023	Variance ($)	Variance (%)
Operating activities	$(3,296)	$(222)	$(3,074)	1,384
Investing activities	(1,264)	-	(1,264)	100
Financing activities	5,705	-	5,705	100
Net increase (decrease) in cash	$1,145	$(222)	$1,367	616

Net Cash used in Operating Activities

We had cash of approximately $1,146 at March 31, 2024 compared to $3 at March 31, 2023.

Operating activities

Cash used in operating activities during the six months ended March 31, 2024 was approximately $3,296. The change in operating activities is attributable to prepaid expenses, advances, accrued expenses and the payable to a director.

Cash used in operating activities during the six months ended March 31, 2023 was approximately $222. Cash used in operations consisted primarily of prepaid expenses, accrued expenses and payables to a director.

Investing activities

Cash used in investing activities during the six months ended March 31, 2024 was approximately $1,264. The change in investing activities is mainly due to purchase of fixed assets.

Cash used in investing activities during the six months ended March 31, 2023 was $0.

Financing activities

Cash provided by financing activities during the six months ended March 31, 2024 was $5,705. The change in investing activities is attributable to proceeds from issuance of shares.

Cash provided by financing activities during the six months ended March 31, 2023 was $0.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Sources of Liquidity

We currently finance our internal operations primarily with self-funding. Our fundamental principles are to build and maintain a financial base for the purpose of maintaining soundness and efficiency of operations and achieving sustainable growth. Our liquidity requirements are primarily to fund our business operations, including capital expenditures and working capital requirements. Our primary sources of liquidity are additional capital investment and debt.

The source, timing and availability of any future financing will depend principally upon market conditions, and, more specifically, on the market acceptance of our products. Funding may not be available when needed, at all, or on terms acceptable to us. Lack of necessary funds may require us to, among other things, delay, scale back or eliminate expenses including some or all of our planned development, including the production of plant.

Graphjet Technology’s short-term liquidity requirements are primarily linked to the business operations, including payments for operating costs, production costs, staffing expenses and marketing expenses. Graphjet Technology’s long-term liquidity requirements are primarily linked to the expenses incurred in connection with our contract manufacturing facility and the construction of our manufacturing facility. With the successful completion of the Business Combination on March 14, 2024, and the $2,500,000 PIPE Investment received pursuant to the PIPE Investment Purchase Agreement, Graphjet Technology believes it will have sufficient working capital for 9-12 months and can begin construction on its manufacturing facility. If additional funds are required to support our working capital requirements, construction plans, and other purposes, we may seek to raise additional funds through equity and debt financing or from other sources. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. If we raise additional funds through the issuance of equity, the percentage ownership of our equity holders could be diluted. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

Graphjet Technology is an early stage, emerging growth company and has limited operating history, lack of revenues or sales, and net losses to date. Based on Graphjet Technology’s financial history since inception, Graphjet Technology’s auditor has expressed substantial doubt about Graphjet Technology’s ability to continue as a going concern. The continuation of Graphjet Technology as a going concern is dependent upon Graphjet Technology’s ability to operate profitably in the foreseeable future and continue to receive adequate financial support from its shareholders. These conditions indicate the existence of a material uncertainty which may cast substantial doubt on Graphjet Technology’s ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis as the shareholders have given assurance that they will provide adequate financial support for Graphjet Technology to settle its liabilities as and when they fall due. To date, Graphjet Technology has funded its operations through equity investments from its current shareholders. After the Closing of the Business Combination, consummated in March 14, 2024, we intend to finance our future development activities. If additional funds are required, we will seek to raise additional funds through equity and debt financing or from other sources. Because substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Our future is dependent upon our ability to obtain financing to continue operations and attain profitable operations. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2024.

Going Concern and Liquidity

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s development plans.

Through March 31, 2024, we have incurred cumulative losses from operations, negative cash flows from operating activities, and have an accumulated deficit of $15.3 million. Graphjet Technology is a pre-revenue organization in a research and development and flight-testing phase of operations. While management expects that the net impact of the Business Combination along with our cash balances held prior to the Closing Date will be sufficient to fund our current operating plan for at least the next 12 months from the date these unaudited condensed consolidated financial statements were available to be issued, there is significant uncertainty around the Company’s ability to meet the going concern assumption beyond that period without raising additional capital.

There can be no assurance that we will be successful in achieving our business plans, that our current capital will be sufficient to support our ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If events or circumstances occur such that we do not meet our business plans, we may be required to raise additional capital, production design or be unable to fund capital expenditures. Any such events would have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve our intended business plans.

Critical accounting policies

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following significant accounting policies:

Principles of Consolidation and Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and Article 8 of Regulation S-X. They do not include all of the information and notes required by U.S. GAAP for complete financial statements. Certain information or footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented. The results of operations for the six months ended March 31, 2024 are not necessarily indicative of the results to be expected for the full fiscal year ending September 30, 2024 or any future interim period.

All intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the unaudited condensed consolidated financial statements.

The Company consolidates Graphjet, an entity that it controls through a majority voting interest and the accompanying financial statements include the accounts of the Company and its wholly owned subsidiary and those for which the Company has a controlling interest in.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Reverse Recapitalization

Pursuant to ASC 805-40 Reverse Acquisition, for financial accounting and reporting purposes, Graphjet was deemed the accounting acquirer with Graphjet Technology being treated as the accounting acquiree, and the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”). Accordingly, the unaudited condensed consolidated financial statements of the Company represent a continuation of the financial statements of Graphjet, with the Merger being treated as the equivalent of Graphjet issuing stock for the net assets of Graphjet Technology, accompanied by a recapitalization. The net assets of Graphjet Technology were stated at historical costs, with no goodwill or other intangible assets recorded, and were consolidated with Graphjet financial statements on the Closing Date. The number of Graphjet common shares for all periods prior to the Closing Date have been retrospectively increased using the exchange ratio that was established in accordance with the Merger Agreement (the “Exchange Ratio”).

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Foreign Currency

For Graphjet, Malaysian Ringgit have been determined to be the functional currency. The functional currency assets and liabilities are translated to their U.S. dollar equivalents at exchange rates in effect as of the balance sheet date and income and expense amounts at the average exchange rates for the period. The U.S. dollar’s effects that arise from changing translation rates are recorded in the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

Intangible Assets

Intangible Assets held by Graphjet consist of Graphene and Graphite patents and are included in the non-current assets in the Unaudited Condensed Consolidated Balance Sheets. Since they lack physical substance and have a limit on their useful life, the patents are considered to be finite-lived intangible assets under ASC 350 Intangibles– Goodwill and Other. Finite-lived intangible assets are subject to amortization over 15 years estimated useful life.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined Cayman Islands and Malaysia are the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2024 and September 30, 2023, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. In Malaysia, current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. As such, the Company’s tax provision was zero for the three months ended March 31, 2024 and for the year ended September 30, 2023.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of March 31, 2024 and September 30, 2023, the calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. As a result, diluted income (loss) per share is the same as basic loss per share for the periods presented.

There are no potential dilutive securities outstanding for the six months period ended March 31, 2024 and March 31, 2023, as a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents that can subject the Company to concentrations of credit risk. Accounts at United States financial institutions are insured by the Federal Deposit Insurance Corporation(“FDIC”) up to $250,000. Accounts at Malaysian financial institutions are insured by the Perbadanan Insurans Deposit Malaysia (“PIDM”) up to RM250,000. At March 31, 2024 and September 30, 2023, the Company did not exceed the FDIC insured limits. At March 31, 2024, the Company had cash in excess of RM5,155,493, approximately $1,109,216, PIDM insured limits. The Company had no cash in excess of PIDM insured limits at September 30, 2023 and cash equivalents as at March 31, 2024 and September 30, 2023.

Property and Equipment, Net

Property and equipment is stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the unaudited condensed consolidated statements of operations. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Recent Accounting Standards

Risks and Uncertainties

We are subject to risks and sustained uncertainties about, or worsening of, geopolitical tensions, including further escalation of the war between Russia and Ukraine, further escalation of the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, could result in a global economic slow down and long-term changes to global trade. As a result, the Company’s ability to procure raw materials at the desired price may be affected. Furthermore, the Company’s ability to raise equity and debt financing may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of these events on the world economy and the specific impact on the Company’s financial position, results of operations and its cash flows are not yet determinable. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BUSINESS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “Graphjet Technology” refer to Graphjet and its subsidiaries prior to the Business Combination and to the Company and Graphjet, on a consolidated basis, after giving effect to the Business Combination.

Overview

Graphjet is the owner of the state of the art technology for the manufacture of artificial graphene and graphite, critical raw materials used in a variety of industries. The technology was developed through Graphjet’s collaboration with UKM and UTEM. Graphjet’s breakthrough technology transforms an abundant and renewable waste product, palm kernel shells, into highly valued artificial graphene and graphite. Graphjet prepared patent applications on it bio-mass processes and production methods, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale. Graphjet received approval of its patent application for a palm-based synthetic graphite and the preparation method thereof on September 22, 2022. In addition, Graphjet currently has a pending patent application for its process for producing palm-based graphene.

Graphjet’s innovative manufacturing process controls the quality of both the graphite and the resulting graphene, resulting in higher quality products than are produced using either mined graphite or artificial graphite derived from coal -based or petroleum-based production. Since Graphjet uses a widely available waste product as its source, Graphjet is able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

Market Opportunity

Graphite is a mineral form of the element carbon and is either mined as a naturally occurring mineral or artificially produced. Presently, the largest producer and consumer of graphite is The People’s Republic of China. To date, artificial graphite has been produced by either using coal-based or petroleum-based methods. Mined graphite is a naturally occurring resource, however, the cost of mined graphite is high and while widely available, it is concentrated in certain geographic regions. Coal or petroleum-based graphite is even more costly than natural graphite, and the market price is highly volatile, as it tracks the price of the underlying raw material. This makes graphite difficult to obtain under long-term contracts for users. Recently, there have been several biomass-based graphite products, but none of them have been able to mass produce graphite or produce at industry standard.

Graphene was discovered in 2004 by Andre Geim and Konstantin Novoselov, who received the Nobel Prize in Physics for this in 2010. It is a material made of a single layer of carbon atoms arranged in a hexagonal lattice, bound together by overlapping sp2 hybrid bonds. Being a million times thinner than a human hair, it is the thinnest object ever created. Not only is graphene lightweight and flexible, but it is also the world’s strongest material, being 200 times stronger than steel and conducts electricity faster than most other materials and if stacked in layers it forms graphite.4 Graphene has been called the “miracle nanomaterial,” the “king of new materials” as well as “black gold,” indicating strong prospects for the graphene industry. Given graphene’s downstream demand in areas of energy, anti-corrosion coating, and sensors, it is critical that graphene be as pure as possible. Graphene’s technological application is dependent on its purity. Graphene’s purity is highly dependent on the quality of the graphite from which it is derived. Natural graphite is not the most efficient source for carbon production because only about 10 to 15% of naturally occurring graphite is graphitic carbon. Graphene can be processed from graphite using multiple different processes, such as chemical vapor deposition (“CVD”) or exfoliation. While the use of artificial graphite derived from petroleum coke has not been extensively explored, petroleum coke may provide an additional source of graphite for graphene production.

Driven by demand from the lithium-ion battery industry, where graphite is the single largest component, the global graphite market is anticipated to grow at a compound annual growth rate (“CAGR”) of 8.5% over the period from 2021 to 2031, to $50 billion, from $22 billion in 2021.5 According to Insight Partners, the global graphene market is expected to grow more rapidly from $821.2 million in 2021 to $7.56 billion in 2028, a CAGR of 37.3%. To date the market for graphene has been limited by the inability to mass produce graphene on a commercial scale at a consistent, high enough quality for its many uses.6 In addition to that, with the recent passage of the Inflation Reduction Act of 2022 in the United States, which provides a tax credit on personal electric vehicles (“EV”) of up to $7,500, the demand for EV and the graphite and graphene to construct them is expected to follow.

At this critical time, Graphjet intends to fill this supply gap for graphite and graphene, which EVs require; EV batteries contain four basic components, an anode, cathode (e.g., lithium, nickel, cobalt, manganese, etc.), electrolyte, and separator. The predominant anode material used in virtually all EV batteries is graphite. Considering the supply chain for graphite, historically, 70-80% of the natural graphite used in EV batteries has been sourced in China, and almost all midstream processing of graphite has been done in China. Without graphite, the EV car industry will be facing a bottleneck. Therefore, EV companies must be able to source the material to produce anode for the battery, which makes up approximately 25-35% of the overall cost of an EV. Graphjet seeks to be one of the suppliers or producers that will be able to consistently supply high-quality graphite in mass quantities at lower cost, as compared to its competitors.

Supply of Raw Materials for Production

Graphjet’s technology allows it to produce graphite and graphene from palm kernel shells, which are a by-product of the production of palm seed oil. Each year, Malaysia alone produces approximately five million tons of palm kernel shells. This would be sufficient to produce approximately 1.67 tons of graphite and 10,000 tons of graphene. Agricultural waste, such as palm seed kernels, can generally not be exported or imported. However, Graphjet is currently producing graphite and graphene on a small scale by beginning the first part of production at a facility in Malaysia and then completing the process at a contract manufacturing facility in China. Thus, Graphjet has the strategy and manufacturing process in place to mass produce high quality and consistent graphite and graphene at competitive prices. Graphjet intends to construct its first facility in Malaysia and believes that the facility will manufacture 10,000 tons of graphite and 60 tons of graphene annually by processing 30,000 tons of dried palm kernel waste.

Graphjet intends to be a low-cost producer of the highest quality artificial graphite and graphene. Graphjet has a patent on it bio-mass process and production method for graphite and a patent pending for graphene, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale.

To date, Graphjet has not had any sales of its products, but plans to sample its product to multinational companies within the industry for market acceptance and procurement purposes, intending to replace current high cost suppliers.

On December 27, 2022, Graphjet executed its first supply agreement with Toyoda. This supply agreement provides that Graphjet will supply graphite and graphene amounting to $30 annually to Toyoda for use on their carbon neutral mobility product. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

Industry Overview

Graphite is a naturally occurring material with deposits all around the world. For naturally recoverable graphite, the 2021 United States Geological Survey indicated the world’s current inferred resources exceed 800 million short tons. Turkey has the most reserves, but China ranks first in excavation and second in reserves. In 2020, the global production of natural graphite was around 1.1 million short tons, and China accounted for approximately 97% of the world’s total. Generally, the market cost of a ton of graphite ranges between $8,000 and $11,000, depending on market conditions and the quality of the mineral in question.8

Artificial graphite can also be produced from coal or crude oil in the refinery process. However, it is of limited utility and cannot be processed into higher value products, like graphene. The price of artificial graphite is even higher, and given the volatility in the oil markets, is approximately $20,000 per ton.9 Graphite is used in the production of pencils, steel manufacturing, electronics, such as smartphones and as a lubricant for machinery. Graphjet’s most important application is currently lithium-ion batteries. Rising demand for lithium-ion batteries, from the growing number of end-users in sectors such as transportation, energy, and others that require battery-grade graphite, is driving demand for spherical graphite. A major driving force of growth is from the market for electric vehicles. Industry analysts estimate that a typical Li-ion High-Energy (100 Ah) cell of around 3,400 grams requires over 650 grams of graphite and each electric vehicle contains approximately 70 kilograms of graphite.

Currently, over 70% of the graphite used in electric vehicles is produced in China. The COVID-19 pandemic demonstrated the consequences of supply chain namely making products unavailable and causing global inflation spikes. General concerns over supply chains have also led to growing geopolitical concerns regarding a global dependence on China for rare earth elements and other materials that are necessary for producing the advanced products of the 21st century. The Inflation Reduction Act of 2022 that provides a credit of $7,500 for the purchase of electric vehicles requires that the materials must be produced in the United States to be eligible for the credit. These are only two of the many factors driving a desire for diversification in graphite production.

Graphene is processed from natural graphite in a variety of methods. However, generally graphene is still sold as graphite, just at a purer level than naturally occurring graphite. Graphene conducts electricity 100 times more efficiently than silicon or nano-carbon; conducts heat 10 times better than metals such as copper and aluminium; its strength exceeds diamonds, and its fracture strength is 100 times that of steel. It is highly transparent transmitting up to 97.7% of light and has a high specific surface area, which is important for industrial processes and chemical reactions. These properties make graphene a critical product for a variety of uses.

Graphene can be used in dozens of biomedical devices and drug delivery applications. It can be used in automobiles, paint and tires, and it has numerous applications in electronics and home appliances. Graphene also has a superconductor properties, making it a useful electrical engineering material. Ultra-sensitive sensors made from graphene can detect very fine and minute particles allowing such sensors to notify humans of dangerous environments and can be used in image sensing to detect ultra-violet, infrared and even terahertz frequencies. Graphene can also be used to enhance the strength of materials while reducing product weight, making it a useful material in the production of aviation products. However, its principal initial use will be to improve energy storage and batteries for electric vehicles and for storing wind and solar power. It will help to make possible the green economy, in addition to its other uses.

However, graphene remains costly. At an acceptable purity level, the market price of graphene ranges from $167 to $450 per gram. The cost of the raw materials, as well as the equipment and technology used to manufacture graphene are the principal factors behind its cost.

Graphjet’s Products

Graphjet produces its artificial graphite and graphene from palm seed kernels, a waste product widely available in Malaysia and other countries that produce palm seed oil. Unlike mineral or coal-based or petroleum-based graphite that is ultimately limited and must be mined and processed to produce commercial grade graphite, Graphjet’s raw materials are renewable, and effectively unlimited. Graphjet makes use of waste from a product that is used in food production and would otherwise need to be disposed. Graphjet’s proven technology produces graphite at cost of approximately $4,500 per ton making it significantly cheaper than both natural and other sources of artificial graphite.

Graphjet’s process to produce graphene from palm seed kernel based graphite is also simpler. Taking advantage of the purer graphite produced from palmylation, Graphjet can produce highly consistent graphene at a higher purity level, in excess of 99.99% purity. Its other physical and chemical properties of Graphjet’s graphene are more consistent than graphene produced from natural graphite as well. The end result is that Graphjet can sell a better product at a price of $15 per gram, an over 80% savings.

While it is not possible under current laws to ship the raw palm seed kernels overseas, it is possible to transfer the intermediate product overseas, which would allow manufacturers to meet domestic production requirements. Import and export restriction cans be different for different country, due to the regulations regarding different handling practices of palm kernel seeds, one concern being inadvertently introducing foreign bacteria into a country.

Graphjet will be able to obtain all the raw materials it needs from local sources in Malaysia. Malaysia is the second largest producer of palm seed oil globally, producing approximately 26% of global palm seed oil. As a result, the Malaysian palm seed industry produces over five million tons of palm kernel shells annually. While Graphjet is in the process of finalizing agreements with suppliers for long term contracts to secure its raw materials, Graphjet believes palm kernel shells will remain readily available as there are currently no other users of palm kernel shells and Malaysia produces 5 million tons of palm kernel shell yearly. Considering Graphjet’s planned production capacity of 10,000 tons of graphite and 60 tons of graphene only required 30,000 tons of dried palm kernel shell, Graphjet does not foresee obstacles sourcing its raw materials.

Graphjet believes that its cost and quality will allow an acceleration of the growth of the graphite and graphene market, and will make graphite and graphene available for more uses than is possible at current prices and quality. This will allow Graphjet’s customers to offer their products at lower prices accelerating their market adoption.

Graphjet’s Strategy

Graphjet was founded in 2019 to commercialize technology developed by our Chief Technology Officer. To date, our efforts have been focused on proving the efficacy of the technology and obtaining intellectual property protection.

On December 27, 2022, Graphjet entered into a supply agreement with Toyoda. Pursuant to the supply agreement, Graphjet will supply Toyoda with graphite and graphene in an aggregate amount of revenue of $30 million to Toyoda for their carbon neutral mobility product. Toyoda’s main business is to develop, manufacture and sell hydrogen energy vehicles, pure electric vehicles, electric bicycles (including electric motorcycles), drones, electric agriculture vehicles, yachts and hydrogen internal combustion engine vehicle. Toyoda possess all the proprietary and patent right pertaining to such technology. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

Graphjet intends to open its first manufacturing plant in the Kuantan district of Pahang State in Northern Malaysia in the next 18 months. This will put Graphjet’s manufacturing plant in the heart of the palm seed oil industry, giving Graphjet ready access to a supply of raw materials. This will give Graphjet compete control of the manufacturing process. As Graphjet grows, we will construct additional manufacturing plants in different states of Malaysia and also take consider building a manufacturing plant in North America to work with EV automakers in the United States of America.

Graphjet intends to differentiate itself from its competitors based on the quality and price of graphite and graphene, as well as sustainability. To accomplish this, it will continue to invest in research and development and build out its sales and marketing team. It currently delivers high quality graphite and graphene at the lowest cost and with the only sustainable manufacturing process currently in use.

Graphjet is currently capable of producing 10,000 tons of graphite and 60 tons of graphene annually at its contracted manufacturing facility. Upon completion of the manufacturing plant in Kuantan, Pahang, Malaysia, Graphjet management projects the capacity for graphite and graphene will be approximately 10,000 to 50,000 tons and 60 to 200 tons per annum, respectively. Graphjet management assumes the maximum capacity for graphite and graphene to fulfil customer contracts to increase to approximately 100,000 tons and 1,000 tons per annum, respectively.

Graphjet’s Manufacturing Process

Graphjet uses palm kernel shell, a biomass waste product that is abundant in Malaysia, as its raw material for producing graphite and graphene. The palm kernel shells are dried and crushed to remove the water and oil to get the pure biomass form. Next Graphjet’s formula is added to the biomass to go through a catalyzation to prepare for the pyrolysis process. Then the pyrolysis process, known as thermal cracking process, extracts the carbon content out from the catalyzed palm kernel shell, producing graphite raw material. The graphite then goes through a process known as material shaping, followed by graphitization process to obtain the palm-based synthetic graphite. This will be Graphjet’s product to be sold to the customers or used as raw material as to make palm kernel-based graphene through graphitization preparation process.

Research and Development

Graphjet has developed its technology in collaboration with UKM and UTEM. This allowed it to bring the technology to commercialization faster for more graphene applications, and at a lower cost than would have been possible. While Graphjet does not have a formal agreement with UTEM, Graphjet signed a Memorandum of Understanding with UKM, which is ranked 129th in the world for best university, for the purpose of research and development collaboration, on February 1, 2021. The Memorandum of Understanding with UKM provides for the following collaborative activities, synthesis and characterization of palm kernel shells biomass-based precursors to produce graphite and graphene; project of preparing high quality and high purity man-made graphite from palm-based biomass; project on biomass man-made graphite as raw material to produce high-quality single-layer graphene; and diversified research and development based on man-made graphene application products, amongst other.

In addition, Graphjet appointed UKM UTEM, ranked 450th, Kwansei Gakuin University, ranked 1350th, and Shibaura Institute of Technology, rank 1201th, as technology representatives for the Japan region, Imperial College London, world ranked 7th, for the United Kingdom region and Massachusetts Institute of Technology, ranked number 1 in the world, for the United States region, Graphjet is also involved in joint research and development in graphite and graphene applications for various types of batteries.

Sales and Marketing

On December 27, 2022, Graphjet entered into a supply agreement with Toyoda. Pursuant to the supply agreement, Graphjet will supply Toyoda with graphite and graphene in an aggregate amount of revenue of $30 million to Toyoda for their carbon neutral mobility product. We were unable to export graphite from China in 2023, therefore we did not produce any revenue pursuant to the supply agreement in 2023.

Graphjet uses technology that drives the cost advantage to produce graphite and graphene. With the cost advantage, Graphjet can penetrate the graphene market, offering higher quality graphene at about 80-90% less than the current market price (market price USD $200 to $450 per gram) offered by the existing suppliers. Furthermore, Graphjet can produce higher quality graphene which provides customers with a superior product for downstream production uses such as for energy storage, and the production of supercapacitors and graphene batteries.

Intellectual Property

On March 28, 2022, Graphjet entered into a Deed of Assignment, as supplemented by the Supplemental Deed dated July 29, 2022, with ZhongHe Tiancheng Technology Development (Beijing) Co. Ltd, pursuant to which Graphjet acquired a palm-based synthetic graphite and the preparation method thereof with the application no. PI2021002802, a palm-based synthetic graphite and the preparation method thereof with the application no. CN111892048A and a preparation system of palm-based synthetic graphite with the application no. CN111675214A and all the intellectual property rights attached thereto. On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Liu Yu, as supplemented by the letter from Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene. Graphjet currently owns all of the intellectual property rights to its technology and manufacturing process and Graphjet’s technology is not subject to any ownership, intellectual property, or other rights of any parties other than Graphjet. Graphjet has submitted the following patent applications:

Patent Application No.	Invention
PI2021002802	A PALM-BASED SYNTHETIC GRAPHITE AND THE PREPARATION METHOD THEREOF (patent granted September 22, 2022)
PI2022001906	A PROCESS FOR PRODUCING PALM-BASED GRAPHENE (patent pending)

Graphjet’s technology will provide a strong alternative option in the artificial graphite market. Traditionally in the market, artificial graphite is preferred by the technology industry due to its higher quality as compared to mineral graphite. Artificial graphite is usually sourced from coal or petroleum coke, which is a byproduct in its respective industry. Therefore, traditional artificial graphite may be limited by shortages or supply chain issues related to coal and petroleum coke. At this time, there are no similar supply chain issues that would affect Graphjet’s access to palm kernel shells used to produce its version of artificial graphite.

Competition

Graphjet competes with several manufacturers of graphene and graphite. Principally, these producers are based in China and use either natural or man-made graphite from coal and petrol as the source of their graphene products. All of these competitors are significantly larger than Graphjet and have sufficient capital and government support. They have developed long-term relationships with many of their customers. Many of the battery producers for electric vehicles and energy storage are based in China, and despite Graphjet’s superior product and pricing, may elect to continue to purchase from local suppliers. Graphjet will need to extend extra efforts to create awareness in the market through promotional activities to achieve market acceptance as Graphjet is the world first company to produce high quality and consistent graphite and graphene from palm kernel shell. Graphjet believes it will be able to gain market acceptance in light of its more affordable and superior-quality products.

Graphjet believes that it can change the dynamic of the graphite and graphene supply chain industry by providing an alternative source of supply of graphite and graphene, decreasing dependency on monopoly suppliers such as those located in China, making up an estimated 92% of the market. By providing a disruptive pricing strategy which significantly reduces the costs, and with the skyrocketing price in the market for graphite and graphene, Graphjet will be a strong alternative choice to meet the growing international demand from countries such as the United States, Japan, Europe and other regions as their respective technologies initiatives require graphite and graphene for technology advancement. Graphjet also will contribute to a more decentralized supply chain for graphite and graphene, decreasing the potential effects of sanctions in order to avoid the risks of possible sanctions, tariffs, and other supply chain that can be caused by a monopolistic industry.

Graphjet believes that at the unprecedented CAGR market growth according to numerous reputable market studies, it will be able to readily find customers given the high demand of its products.

Graphjet also believes that it will be able to expand production capacity as needed, and that there are sufficient raw materials in Malaysia for the foreseeable future.

Employees

Graphjet has 20 employees in the following departments: research and development, sales and marketing, administration, and believes its relationship with its employees is cooperative and its employees share the same goals as management to industrialize palm kernel shell-based graphite and graphene, making the products available worldwide.

As Graphjet expands, it believes it will be able to source personnel that can contribute to the technical, marketing and business development aspects of the Company.

Facilities

Graphjet leases an office space in Technology Park Malaysia, Kuala Lumpur that is approximately 6,499 sq. ft. It intends to construct its first manufacturing facility in the Kuantan district of Pahang State. It estimates the cost of constructing the facility and the acquisition of the necessary equipment will be approximately $400 million. The new facility is projected to be located on 20 acres of land to accommodate the equipment and facilities required for the company to produce at a capacity of 10,000 tons of graphite and 60 tons of graphene annually by processing 30,000 tons of palm kernel waste annually. The land underlying the new facility has been acquired and local permission to commence construction has been secured. Currently, Graphjet believes its first production from this plant will be in the first quarter of fiscal year 2025.

Regulatory Environment

The graphene and graphite industry are governed by laws, which continue to evolve and change over time. The costs and resources necessary to comply with these laws are significant. Our profitability depends in part upon our ability, and that of our affiliated providers and independent contractors, to operate in compliance with applicable laws and to maintain all applicable licenses. To the extent any of our employees or third-party contractors engages in any misconduct or activity in violation of an applicable law, we may be subject to increased liability under the law or increased government scrutiny. If any such action is instituted against us, and we are not successful in defending ourselves or asserting our rights, such action could have a significant impact on our business, including the imposition of significant fines or other sanctions. Complying with any new legislation and regulations could be time-intensive and expensive, resulting in a material adverse effect on our business.

Legal Proceedings

From time to time, we may become a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

MANAGEMENT

Management and Board of Directors

Our directors and executive officers (as of June 21, 2024) are as follows:

Name	Age	Position
Lee Ping Wei	33	Chief Executive Officer and Executive Director
Aw Jeen Rong	52	Executive Director
Hoo Swee Guan	40	Executive Director
Ng Keok Chai	63	Independent Director
Ng Ah Lek	63	Independent Director
Wong Kok Seong	53	Independent Director
Doris Wong Sing Ee	41	Independent Director
Boh Woan Yun	33	Senior Finance Manager
Lim Seh Jiang	34	General Manager
Liu Yu	44	Head of Research and Chief Scientific Officer

Information about Executive Officers and Directors

Certain biographical information about our executive officers and directors is provided below:

Aiden Lee Ping Wei has served as Graphjet’s Chief Executive Officer and Executive Director since its inception. Previously, Mr. Lee served as a director at MW Renewable Energy Solutions Sdn Bhd, a renewable energy company focusing on providing engineering, procurement, construction and commissioning (“EPCC”) and advisory services to customers, including private and government agencies, from June 2017 to January 2020. In addition, Mr. Lee has served as a member of the board of directors of HB Global Ltd. and Sand Nisko Capital Bhd. (KLSE: SNC) since February 2022 and March 2021, respectively. From December 2017 to July 2020, he served as a director at C&M Renewable Energy Technology Sdn. Bhd., a company that provides engineering services, EPCC, advisory works, designs and builds businesses with more than RM200 million projects with local companies as well as prestigious universities in Malaysia, involving renewable energies. Mr. Lee has more than 10 years of experience in engineering, construction, property development, telecommunications, energy and utilities industries serving in various capacities as Project Director and Corporate Finance Director of various listed companies handling corporate finance and group finance. He was the Director and Managing Director of several local energy and utilities companies. He has managed and completed billions worth of highly claimed projects in China, Hong Kong and Malaysia. Mr. Lee graduated from Tunku Abdul Rahman University College with a degree in E-Commerce and Marketing and advanced degree in Corporate Finance from Tunku Abdul Rahman University College as well.

Aw Jeen Rong has served as an Executive Director of Graphjet since March 2022. Prior to that, he served as a director at Klasik Ikthiar Sdn Bhd, a subsidiary of a Malaysian bursa main board listed company focused on property development and construction, from January 2017 to December 2019. Mr Aw was the Vice President of Linton University College from January 2016 to December 2017. Mr. Aw Graduated from Dubai College of Business Administration, where he obtained his Bachelor of Business Administration.

Hoo Swee Guan has served as Energem’s Chief Executive Officer and Director since its inception. Mr. Hoo brings more than 12 years of accounting and finance experience as a registered and certified professional accountant with CPA Australia and the Malaysian Institute of Accountants. Mr. Hoo’s extensive experience traverses numerous industries of audit and advisory services involving steel and hardware, oil and gas, the renewable energy sector, the personal services and retail industry, the freight and logistics industry, the food and beverage industry and the manufacturing industry. Mr. Hoo has been serving as the Executive Director of BCM Alliance Bhd since January 2021, where he manages the day-to-day business, strategic planning, legal, secretarial and audit affairs of the company. Mr. Hoo has also been the executive director of Fitters Diversified Bhd and Computer Forms (Malaysia) Bhd, since May 2022 and November 2021, respectively.

Since April 2017, Mr. Hoo has served as an Independent Director and Audit Committee Chairman of PDZ Holdings Bhd. Where he reviews, assesses, and communicates with external and internal auditors for financial reporting, undertakes audit planning in accordance with the approved Financial Reporting Standards and terms of reference and/or approved relevant rules. His expertise in taxation, business development, strategic planning and experiences in mergers and acquisitions contributes to his success. Mr. Hoo is a graduate of Victoria University, Australia where he obtained his master’s degree in business administration (MBA) and he received an undergraduate degree from the University of Adelaide.

Non-Executive Directors

Ng Keok Chai has served as a director since the Business Combination. Mr. Ng served with the Royal Malaysia Police from December 1982 until he retired as Assistant Commissioner of Police in March 2019. Since April 2019 he has been the Lead Independent Director of Southern Archipelago Ltd. (SGX: A33), an investment holding company. Southern Archipelago Ltd. operates through four segments: Investment Holding, Sterilization, Property, and Hospitality and Wellness. The Investment Holding segment is engaged in investment in transferable securities including but not limited to marketable shares, warrants and debentures. Mr. Ng holds a Bachelor of Laws (Hons.) from the University of Wolverhampton, London and a Certificate of Legal Practice from the Legal Profession Qualifying Board, Malaysia. His last held position was Principal Assistant Director in Forensic Accounting Investigation Division, Commercial Crime Investigation Department, Royal Malaysia Police, Bukit Aman. Throughout his 36 years of service with the Royal Malaysia Police, he was very much involved in police investigations due to his legal background. He specialized in criminal investigations across various fields which include commercial crime, general crime and forensic accounting with ample management and special operations experience.

Ng Ah Lek has served as a director since the Business Combination. Since March 2019, Mr. Ng has served as an Advocate for Kho Siew Chua Voon & Co. Advocates, an advocate firm undertaking civil and criminal litigation, conveyancing, financial institutions’ loan agreements, sale and purchase, charge and transfer of properties agreements and others. Prior to that, from May 1980 to February 2019, he served as Assistant Commissioner of Police with the Royal Malaysia Police with distinction. Mr. Ng earned a Certificate of Legal Practice from the Legal Profession Qualifying Board, Malaysia.

Kok Seong Wong has served as a director since the Business Combination and served as Energem’s Chairman of the Board, Chair of the Compensation Committee and an Independent Director since Energem’s inception. Mr. Wong is a Chartered Accountant and a member of the Association of Chartered Certified Accountants (ACCA) and is currently serving on the boards of Bursa Malaysia-listed corporations, MNC Wireless Berhad as an Independent Director and Chairman of the Board and PNE PCB Berhad, Fitters Diversified Berhad, PDZ Holdings Berhad and Computer Forms (Malaysia) Berhad as their Independent Director and Chairman of the Audit Committee. With 15 years’ experience in the United Kingdom, Mr. Wong gained extensive exposure with several companies. During his tenure there and currently, he was responsible for the preparation of business plans, budgets and organizational financial statements, due diligence, accounting and taxation, management, project financing and implementation. Over the last few years, he has extensively been involved in a wide range of businesses, such as cross border trading, manufacturing and property development.

Since January 2006, Mr. Wong has been serving as the Managing Partner of Hasnan THL Wong & Partners where he manages a portfolio of clients, develops new client relationships, develops and implements firm goals, and oversees all financial activities and performance. Since 2006, Mr. Wong has also served as Director of TH Law Consultants Sdn. Bhd. where he manages the portfolio and new client relationships, cooperating with all staff of the firm and oversees hiring activities and approval of contracts. Since January 2013, Mr. Wong has also served as a Partner at McMillan Woods, an auditing firm. From 1999 to 2005, Mr. Wong served as an Audit Partner at Appleby & Wood, an English accounting firm, where he worked with multinational companies. Mr. Wong was appointed as Finance Director of several UK-based companies and is currently a director of various companies. Mr. Wong was educated in Emile Woolf College of Accountancy London from 1991 to 1994. He received his master’s degree in business administration from the Open University in the United Kingdom in 1999.

Doris Wong Sing Ee has served as an Independent Director and Member of the Audit Committee and the Compensation Committee of Energem since its initial public offering until her appointment as Executive Director on January 27, 2023. Ms. Wong brings more than 20 years of experience in management across various industries ranging from oil and gas, property development, solar, engineering, advertising and food and beverages. She specialized in business development, strategic consultancy and corporate advisory in mergers and acquisition and joint venture across Malaysia, Singapore, China, Japan, Thailand and Indonesia.

Since October 2020, Ms. Wong has been serving as an Executive Director of Metronic Global Bhd, an investment holding company, where she has been optimizing financial operations, establishing business goals, advising the board of directors on organizational activities and executing special business projects. She has also been involved in various investment opportunities in business diversification, generating new revenue and increasing shareholders’ wealth. Since February 2017, Ms. Wong has been a non-independent non-executive director at Trive Property Group Bhd. From January 2019 to September 2020, Ms. Wong served as Chief Corporate Officer in Metronic Engineering Sdn. Bhd. where she oversaw HR operations, set objectives for the HR team and helped shape the brand strategy of the company.

Ms. Wong served as General Manager from 2015 to 2016 in Dai-Ichi Kikaku Sdn. Bhd. where she was overseeing and handling business development, client strategy and direction, creative, production, media planning, procurement and research. From 2012 to 2015, Ms. Wong served as Strategic Business Consultant for JLPW Law Firm where she handled mergers and acquisitions and joint venture deals internationally for various industries. From 2002 to 2012, Ms. Wong started her career as a Managing Director at Niagamatic Sdn. Bhd., where she controlled all business operations to give strategic guidance and directions to the board and staff to ensure the company achieved its financial vison, mission and long-term goals.

Executive Officers

Boh Woan Yun has served as Graphjet’s Senior Finance Manager since February 2022. From February 2014 to January 2022, she served as an assistant manager at Deloitte Touche Tohmatsu Tax Services Sdn. Bhd., a company specialized in providing tax services. She is a member of Association of Chartered Certified Accountants (ACCA) since 2018. She obtained First Class of Bachelor’s Degree in Finance and Accountancy from the University of Greenwich in 2012.

Lim Seh Jiang has served as Graphjet’s General Manager since August 2022. Additionally, Mr. Lim has served as a director of AdvanceTC Marketing Sdn. Bhd., a regional marketing arm of the smartphone company AdvanteTC Limited since July 2015. From March 2021 to February 2022, he served on the board of directors of Zhonghe Industries Sdn Bhd, a company that specializes in the renewal of used lubricant oil into base oil. Mr Lim graduated from Lancaster University where he obtained his bachelor’s degree in Accounting and Finance.

Liu Yu has served as Graphjet’s Head of Research and Chief Scientific Officer since inception. From September 2018 until February 2022, Mr. Liu served on the board of directors of Zhonghe Industries Sdn. Bhd., a company that specializes in the renewal of used lubricant oil into base oil. He has been a director on the board of Zhonghe Tiancheng Beijing Technology Development Co. Ltd. since 2018. Mr. Liu served as general manager of Beijing Anda Century Investment Consulting Co. Ltd., a company that involves investment and trading, from February 2011 to September 2017. From September 2005 until May 2010, Mr. Liu served as deputy general manager at Chi Feng Tuo Industrial Co. Ltd, a business specializing in mining products development and surveyance of mining sites. From April 2002 to August 2005, Mr. Liu was a manager at Beijing Anjiabao Co., Ltd., which specializes in real estate and property brokerage and sales. Mr. Liu worked as a sales executive for Beijing Capital Gold Network Real Estate Company, a real estate and property development business, from June 2000 to March 2002. Mr. Liu graduated from Beijing Science Technology and Management College in 1999.

Director Independence

The Board of Directors has determined that Ng Keok Chai, Ng Ah Lek, Wong Kok Seong, and Doris Wong Sing Ee qualifies as an independent director, as defined under Nasdaq Listing Rules, and the Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, Graphjet Technology is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board of Directors is informed oversight of Graphjet Technology’s risk management process. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss Graphjet Technology’s major financial risk exposures and the steps its management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether Graphjet Technology’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors

The Board of Directors has three standing committees: an audit committee (the “Audit Committee”), a remuneration committee (the “Remuneration Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees report to the Board. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company, and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

Audit Committee

Our Audit Committee consists of Ng Keok Chai, Ng Ah Lek and Wong Kok Seong, with Ng Keok Chai, serving as the chairperson of the Audit Committee. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Keok Chai, Mr. Ah Lek, and Mr. Kok Seong each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors will ensure that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at such determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Mr. Enoch qualifies as an audit committee financial expert within the meaning of SEC regulations and all members meet the financial sophistication requirements of the Nasdaq Listing Rules. Both our independent registered public accounting firm and management will periodically meet privately with the Audit Committee.

The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by Graphjet Technology;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

●	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by Graphjet Technology regarding accounting, internal accounting controls, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating the Audit Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Audit Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Remuneration Committee

Ng Keok Chai, Ng Ah Lek and Wong Kok Seong serve as members of our Compensation Committee, with Ng Keok Chai serving as the chairperson of the Compensation Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Compensation Committee must consist of all independent members. The Board has determined that Mr. Keok Chai, Mr. Ah Lek, and Mr. Kok Seong are each non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of Nasdaq. The functions of the committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of Graphjet Technology’s executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of Graphjet Technology’s executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the Board of Directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board of Directors;

●	reviewing and making recommendations to the Board of Directors regarding the type and amount of compensation to be paid or awarded to non-employee Board of Directors members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering equity incentive plans, to the extent such authority is delegated by the Board of Directors;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for executive officers;

●	reviewing with management Graphjet Technology’s disclosures under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in Graphjet Technology’s annual proxy statement; and

●	reviewing and evaluating the Compensation Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Compensation Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ng Keok Chai, Ng Ah Lek and Wong Kok Seong, with Ng Keok Chai serving as the chairperson of the Nominating and Corporate Governance Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Nominating and Corporate Governance Committee must consist of all independent members. Mr. Keok Chai, Mr. Ah Lek, and Mr. Kok Seong meet the independent director standard under the Nasdaq Global Market listing standards.

The functions of this committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the Board of Directors;

●	evaluating the performance of the Board of Directors, committees of the Board of Directors and individual directors and determining whether continued service on the Board of Directors is appropriate;

●	evaluating nominations by stockholders of candidates for election to the Board of Directors;

●	evaluating the current size, composition and organization of the Board of Directors and its committees and making recommendations to the Board of Directors for approvals;

●	developing a set of corporate governance policies and principles and recommending to the Board of Directors any changes to such policies and principles;

●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board of Directors current and emerging corporate governance trends; and

●	reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to the Board of Directors.

The composition and function of the Nominating and Corporate Governance Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Remuneration Committee Interlocks and Insider Participation

None of the members of our Remuneration Committee has ever been an executive officer or employee of Graphjet Technology. None of our executive officers currently serve, or have served during the last completed fiscal year, on the Remuneration Committee or Board of Directors of any other entity that has one or more executive officers that serves as a member of the Board of Directors or Remuneration Committee of Graphjet Technology.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Articles limits directors’ liability to the fullest extent permitted under the Companies Act. The Companies Act provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the Companies Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Graphjet Technology’s directors will be eliminated or limited to the fullest extent permitted by the Companies Act, as so amended.

The Amended and Restated Articles provides that Graphjet Technology will, in certain situations, indemnify its directors and officers to the fullest extent permitted by law. An indemnitee is also entitled, subject to certain limitations, to advancement and reimbursement of expenses (including attorney’s fees) incurred by such indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

Graphjet Technology maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. Graphjet Technology believes the indemnification provisions in the amended and restated certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE COMPENSATION

References to the “Company,” “Graphjet Technology,” “our,” “us” or “we” in the following section refer to Graphjet prior to the Business Combination.

Executive Compensation

There was no compensation paid, earned or accrued for services by our executive officers or directors in the fiscal years ended December 31, 2023 and December 31, 2022.

Employment Agreements

As a result of the Business Combination, Graphjet Technology entered into employment agreements with the following of Graphjet Technology’s executive officers: (Chief Executive Officer), Aw Jeen Rong (Executive Director), Boh Woan Yun (Senior Finance Manager), Lim I Jiang (General Manager), Liu Yu (Head of Research and Chief Scientific Officer), and Hoo Swee Guan (Executive Director), (each an “Employment Agreement, and collectively, the “Employment Agreements”).

Each of the Employment Agreements provides that the employment is at will and will continue until either the executive officer or Graphjet Technology notifies the other party at least 60 days written notice of intent to terminate employment. If the employment is terminated by Graphjet Technology without “cause”, the executive is entitled to receive (i) continued base salary payments for 6 months following termination; (ii) accrued but unpaid base salary through the termination date; (iii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iv) accrued but unused annual leave days; and (v) all other payments, benefits, or fringe benefits to which the executive shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

“Cause” is defined in the executive employment agreement as (i) a breach by the executive of his or her fiduciary duties to Graphjet Technology; (ii) the executive’s breach of the executive employment agreement, which, if curable, remains uncured or continues after ten days’ notice by Graphjet Technology thereof; (iii) the commission of (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime involving moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery (whether or not a felony); (iv) illegal or controlled substance abuse or insobriety by the executive; (v) the executive’s material negligence or dereliction in the performance of, or failure to perform the executive’s duties of employment with Graphjet Technology, which remains uncured or continues after ten days’ notice by Graphjet Technology thereof; (vi) the executive’s refusal or failure to carry out a lawful directive of Graphjet Technology or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of the executive’s responsibilities; or (vii) any conduct, action or behavior by the executive that is, or is reasonably expected to be, materially damaging to Graphjet Technology, whether to the business interests, finance or reputation. In addition, Further, the executive’s employment shall be deemed to have terminated for Cause if, on the date the executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

The Employment Agreements provide for a base salary of USD $250,000 for Aiden Lee Ping Wei; USD $125,000 for Aw Jeen Rong; USD $12,500 for Boh Woan Yun; USD $31,250 for LISeh Jiang; USD $93,750 for Liu Yu; and USD $62,500 for Hoo Swee Guan (each a “Base Salary”). Possible annual performance bonuses and equity grants under the Equity Incentive Plan are to be determined by Graphjet Technology’s Remuneration Committee.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and its committees. We intend to approve and implement a compensation program for our non-employee directors.

Summary of the Equity Incentive Plan

Overview

The Equity Incentive Plan allows Graphjet Technology to make equity and equity-based incentive awards to employees, directors and consultants of Graphjet Technology or any of its subsidiaries. The Board anticipates that providing such persons with a direct stake in Graphjet Technology will assure a closer alignment of the interests of such individuals with those of Graphjet Technology and its shareholders, thereby stimulating their efforts on Graphjet Technology’s behalf and strengthening their desire to remain with Graphjet Technology.

The aggregate number of the Class A Ordinary Shares that may be issued or used for reference purposes under the Equity Incentive Plan or with respect to which Awards (as defined below), including but not limited to incentive equity options (“ISO”), may be granted by Graphjet Technology shall not exceed 13,800,000 Ordinary Shares (the “Share Reserve”).

This section summarizes certain principal features of the Equity Incentive Plan, which may be subject to change.

Purpose of the Equity Incentive Plan

The purpose of the Equity Incentive Plan is to promote the long-term success of Graphjet Technology and the creation of shareholder value by (a) encouraging service providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of service providers with exceptional qualifications, and (c) linking service providers directly to shareholder interests through increased equity ownership.

Eligibility and Administration

Graphjet Technology’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is expected to be administered by the Graphjet Technology Board with respect to awards to non-employee directors and by Graphjet Technology’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Graphjet Technology directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of Class A Ordinary Shares initially available for issuance under the Equity Incentive Plan will be equal to 10% of the fully diluted issued and outstanding Class A Ordinary Shares immediately after the Closing. Subject to the shareholders of Graphjet Technology resolving to increase the authorized share capital if required pursuant to applicable law and the memorandum and articles of association then in force, the Share Reserve (other than with respect to ISOs) will automatically increase on January 1st annually for the duration of the Equity Incentive Plan beginning on January 1st of the year following the year in which the Closing occurs, in an amount equal to 10% of the fully diluted issued and outstanding Class A Ordinary Shares outstanding on December 31st of the preceding calendar year, provided, that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur as provided above.

The Share Reserve shall in all events be subject to further adjustment as provided in the Equity Incentive Plan. In no event shall fractional Shares be issued under the Equity Incentive Plan. For clarity, the Share Reserve is a limitation on the number of Shares that may be issued pursuant to the Equity Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing RulI635(c) or other applicable exchange rule, and any such issuance will not reduce the number of Shares available for issuance under this Plan.

Subject to adjustment, as provided in the Equity Incentive Plan, the maximum dollar value of Shares underlying Awards that may be granted to a director in any financial year shall be $250,000, or during a director’s initial financial year with Graphjet Technology or its Subsidiary, 200% of such amount. In addition, the Board may provide for a limit on the dollar value or maximum aggregate number of Shares underlying Awards that may be granted to any one Named Executive Officer (as defined in the Equity Incentive Plan) of the Graphjet Technology or any Subsidiary in any financial year, subject to adjustment as provided in the Equity Incentive Plan.

Awards

The Equity Incentive Plan will provide for the grant of Nonqualified Share Options, Incentive Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units (collectively or individually, an “Award”). No determination has been made as to the types or amounts of Awards that will be granted to certain individuals pursuant to the Equity Incentive Plan. All awards under the Equity Incentive Plan will be set forth in an “Award Agreement,” which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows.

●	Nonqualified Share Options or “NSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Share Options;

●	Incentive Share Options or “ISO” means the right to purchase Shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Code Section 422 of the United States Internal Revenue Code of 1986, as amended;

●	Share Appreciation Rights or “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares;

●	Restricted Shares means an Award of Shares subject to vesting conditions;

●	Restricted Share Units or “RSUs” shall mean a right to receive Shares or cash upon vesting;

●	Performance Shares means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals; and

●	Performance Units means an Award that entitles the Participant to a cash payment upon achievement of performance goals.

Vesting and Holding Period

As part of making any Award, the Remuneration Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more vesting Tranches, which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the Remuneration Committee in its discretion.

For all purposes of this Plan, “vesting” of an Award shall mean:

(a)	In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

(b)	In the case of Restricted Shares all conditions for vesting, as stated in the Award Agreement or the Equity Incentive Plan, are satisfI.

(c)	In the case of Restricted Share Units all conditions for vesting, as stated in the Award Agreement or the Equity Incentive Plan, are satisfied.

(d)	In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 10.2 of the Equity Incentive Plan.

Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable Award Agreement. Each Award Agreement and each certificate representing securities granted pursuant to the Equity Incentive Plan may bear such restrictive legend(s) as Graphjet Technology deems necessary or advisable under applicable law. No participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Shares upon the vesting thereof.

With respect to an Award of Restricted Shares or RSU, the participant may direct that any withholding of taxes, domestic or foreign, resulting from vesting of such Award occur as set forth in the Equity Incentive Plan. If the date of the vesting of any Award, other than an Option or SAR, held by Participant who is subject to Graphjet Technology’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the Participant, then withholding shall be at the applicable statutory withholding amount accomplished by one or more of the methods provided for in the Equity Incentive Plan.

If the date of the vesting of any Award, other than an Option or SAR, held by participant who is subject to Graphjet Technology’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the participant, as determined by Graphjet Technology in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant pursuant to such policy.

Certain Transactions

Unless prohibited by applicable law, the Energem M&A or the applicable rules of a stock exchange, the Remuneration Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Remuneration Committee also may delegate some or all of its administrative duties to any officer of Graphjet Technology and may delegate some or all of its administrative powers to the CEO to grant Awards under the Plan to participants and potential participants who are not Directors or Named Executive Officers of Graphjet Technology or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved in substantial form by the Remuneration Committee prior to the grant of said Awards, the Remuneration Committee in its delegation shall specify the maximum Shares that may be awarded to one participant pursuant to such delegation in any calendar year, and the CEO shall report any such grants to the Committee at its next meeting.

Subplans, Malus and Claw-Back Provisions, Transferability

Graphjet Technology or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts Graphjet Technology or Subsidiary may owe to the participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to Graphjet Technology or a Subsidiary, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. All Awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any Award) will be subject to any claw-back policy of Graphjet Technology, as set forth in such claw-back policy or the Award Agreement. By accepting any Award granted hereunder, the participant agrees to any deduction, claw-back or setoff under the Equity Incentive Plan, as set forth in the Award Agreement.

Plan Amendment and Termination

Except as otherwise provided in the Equity Incentive Plan, at any time the Board may wholly or partially amend, modify, suspend or terminate the Equity Incentive Plan or the Remuneration Committee’s authority to grant Awards under the Equity Incentive Plan without the consent of shareholders or participants. However, without the approval of Graphjet Technology’s shareholders given twelve months before or after the action by the Board if such shareholder approval is required by any federal or state law or regulation or the rules of any share exchange or automated quotation system on which the Shares may then be listed or quoted, no action of the Board may (i) increase the limit on the Share Reserve, (ii) reduce the exercise price per share of any outstanding Option or SAR granted under this Plan, (iii) cancel any Option or SAR in exchange for cash, another Award or an Option or SAR with a price per share that is less than the price per share of the original Option or SAR, or (iv) materially modify the requirements as to eligibility for participation in the Equity Incentive Plan. The Remuneration Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions Related to the Business Combination

Amended and Restated Registration Rights Agreement

In connection of the Closing of the Business Combination, the holders of the Founder Shares and private placement shares (and any Class A Ordinary Shares issuable upon the conversion of the Founder Shares) entered a registration rights agreement signed November 18, 2021 (the “Amended and Restated Registration Rights Agreement), requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A Ordinary Shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Indemnification Agreements

Upon the Closing of the Business Combination the Company’s Articles of Association provided for certain indemnification rights for the Company’s directors and executive officers, and the Company entered into an indemnification agreement with each of the executive officers and directors providing for procedures for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by Cayman law.

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default, or for the consequences of committing a crime.

Presently, the Graphjet Technology M&A provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud, wilful default or wilful neglect. Such limitation of liability and indemnification does not affect the availability of equitable remedies.

Employment Agreements with Executive Officers

Graphjet Technology has entered into employment agreements with certain of its executive officers and reimburses affiliates for reasonable travel related expenses incurred while conducting business on behalf of Graphjet Technology. See the section entitled “Executive Compensation - Employment Agreements.”

Pre-Business Combination Related Party Transactions — Energem

Founder Shares and Private Placement Shares

On August 16, 2021, the Sponsor purchased an aggregate of 2,875,000 Class B Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of Class B Ordinary Shares issued to the Sponsor was determined based on the expectation that such Class B Ordinary Shares would represent at least 20% of the issued and outstanding Ordinary Shares upon completion of the Energem IPO. The Energem Class B Ordinary Shares (including the Energem Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Sponsor purchased 528,075 placement units from Energem for $10.00 per unit raising $5,280,750. Each placement unit consists of one Energem Class A Ordinary Share and one warrant. Each Energem Warrant is exercisable to purchase one whole Energem Class A Ordinary Share at $11.50 per share. This purchase took place on a private placement basis simultaneously with the consummation of the Energem IPO. All of the proceeds Energem received from the Energem IPO and substantially all of the proceeds from the sale of the placement units were placed in the Trust Account. The private placement units and the Energem Class A Ordinary Shares underlying the private placement units and warrants will become worthless if Energem does not consummate a business combination by August 18, 2023 (or pursuant to up to six (6) one-month extensions to February 18, 2024 by depositing additional funds into the Company’s Trust Account, as described in more detail in this proxy statement/prospectus). On the other hand, if the Business Combination is consummated, each outstanding Energem Warrant will become exercisable to purchase one Ordinary Share in Graphjet Technology following consummation of the Business Combination.

Registration Rights

The holders of the Founder Shares and private placement shares (and any Class A Ordinary Shares issuable upon the conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed November 18, 2021 requiring Energem to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A Ordinary Shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that Energem register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Energem’s initial business combination and rights to require Energem to register for resale such securities pursuant to Rule 415 under the Securities Act. Energem will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the registration rights agreement was amended and restated. For additional information, see “- Amended and Restated Registration Rights Agreement.”

Material Agreements

On August 16, 2021, the Sponsor purchased 2,875,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. On September 7, 2021, the Sponsor transferred 12,500 shares among our Chief Financial Officer and three independent director nominees. There are 2,875,000 Energem Class B Ordinary Shares issued and outstanding, which Energem Class B Ordinary Shares will automatically convert into Class A Ordinary Shares at the time of our initial Business Combination on a one-for-one basis. The Founder Shares will have a significantly higher value at the time of the Closing of the Business Combination. Such Energem Class B Ordinary Shares, which do not include any public Energem Warrants or the Placement Warrants, and had an aggregate market value of approximately $32,918,750 based upon the closing price of Energem’s Class A Ordinary Shares of $11.45 per share on Nasdaq on December 15, 2023. The Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period except that the Placement Warrants (i) are non-redeemable so long as they are held by the Sponsor or its permitted transferees, and (ii) may be exercised by the Sponsor and its permitted transferees for cash or on a cashless basis.

On November 18, 2021, Energem entered into an Administrative Services Agreement with its Sponsor in which Energem agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. To date, these payments have accrued but remain unpaid and owed to the Sponsor in the amount of $120,000 and will be paid by Energem at the Closing of the Business Combination. Upon Closing, Energem will cease paying the Sponsor these monthly fees.

On September 7, 2021, the Sponsor assigned 5,000 ordinary shares to Cu Seng Kiu, our Chief Financial Officer, and 2,500 ordinary shares to each of our three independent directors.

On November 18, 2021, Energem entered into a Private Placement Unit Purchase Agreement pursuant to which the Sponsor purchased an aggregate of 528,075 placement units, each consists of one Class A Ordinary Share, $0.0001 par value per share, and one warrant (the “Placement Warrants”), each whole Placement Warrant entitling the holder thereof to purchase one Energem Class A Ordinary Share at an exercise price of $11.50 per share (the “Placement Units”).

Key Shareholders of Graphjet (including its executive officers) originally agreed to be subject to a six-month lockup in respect of their Energem Ordinary Shares commencing from the Closing and ending on the earlier of six months after the Closing and the date after the Closing on which Energem consummates a liquidation, merger, capital share exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of Energem’s shareholders having the right to exchange each Energem ordinary share for cash, securities, or other property, subject to certain customary exceptions, which would provide important stability to the leadership and governance of Graphjet.

The lock-up agreement was amended by the First Amendment to the Share Purchase Agreement with respect to 85.5% of the 2,875,000 Founder Shares entered into as of September 4, 2023 to six (6) months from the Closing of the Business Combination or such earlier date (x) if the closing price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property.

The lock-up was increased to a nine-month lock up with respect to 15.5% of the Founder Shares held by Arc Group Limited, financial adviser to the Purchaser, and its nominees and transferees, as set forth in that certain Lock-Up Agreement (attached at Exhibit 10.28) entered into as of September 4, 2023 between Energem, ARC Group Limited and certain of its nominees and transferees.

On August 6, 2021, the Sponsor issued an unsecured promissory note to Energem, pursuant to which Energem may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Proposed Offering. The note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Offering. As of December 15, 2023, Energem had borrowed $88,542 under the promissory note with the Sponsor, which amount was due and payable to the Sponsor by Energem at the Closing of the Business Combination.

In order to finance transaction costs in connection with a Business Combination, including to fund the extension payments to the Trust Account, the Sponsor or an affiliate of the Sponsor, or Energem’s officers and directors may, but are not obligated to, loan Energem funds as may be required (“Working Capital Loans”). Such Working Capital Loans are evidenced by promissory notes and $88,542 is outstanding under the promissory note and $877,193 is due under the working capital loans for a total of $965,735 due as of September 30, 2023. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Placement Units at a price of $10.00 per Unit at the election of the Sponsor. In the event that a Business Combination does not close, Energem may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans or any other expenses of Energem or the Sponsor except to pay Energem’s taxes and up to $100,000 of interest to pay dissolution expenses.

Given the differential in the purchase price that our Sponsor paid for the Founder Shares as compared to the price of the Energem Units sold in the Energem IPO and the number Class A Ordinary Shares that our Sponsor will receive upon Closing of the Business Combination, our Sponsor and its affiliates may earn a positive rate of return on their investment even if the Class A Ordinary Shares trades below the price initially paid for the Energem Units in the Energem IPO and the Public Shareholders experience a negative rate of return following the completion of the Business Combination. Thus, our Sponsor and its affiliates may have more of an economic incentive for us to, rather than liquidate if we fail to complete our initial business combination, enter into an initial business combination on potentially less favorable terms with a potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founder Shares.

Related Party Notes and Advances

On August 6, 2021, Energem issued an unsecured promissory note (the “Promissory Note”) to the Sponsor whereby the Sponsor agreed to loan Energem up to an aggregate of $300,000 to be used for a portion of the expenses of the Energem IPO. Energem had borrowed $123,253 under such promissory note and repaid $123,253 upon the closing of the Energem IPO out of the offering proceeds that had been allocated to the payment of offering expenses (other than underwriting commissions) not held in the Trust Account. Energem owes $88,542 under the promissory note with our Sponsor and $88,542 is outstanding under the promissory note and $877,193 is due under the working capital loans for a total of $965,735 due as of September 30, 2023.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Energem’s officers and directors may, but are not obligated to, loan Energem funds as may be required. If Energem complete an initial business combination, Energem would repay such loaned amounts. In the event that the initial business combination does not close, Energem may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from Energem’s Trust Account would be used for such repayment.

Prior to Energem’s initial business combination Energem’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Energem’s behalf, although no such reimbursements will be made from the proceeds of Energem’s initial public offering held in the Trust Account prior to the completion of Energem’s initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of Energem’s officers and directors may, but are not obligated to (other than pursuant to the Energem Promissory Note), loan Energem funds as may be required. In the event

Pre-Business Combination Related Party Transactions — Graphjet

During the year ended September 30, 2021, Lim Hooi Beng, Graphjet’s Chairman, advanced to Graphjet, $216 for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the year ended September 30, 2021, ZhongHe Industries Sdn. Bhd. paid $1,343 of operational expenses on behalf of Graphjet. The amount owing is unsecured, interest free and repayable on demand.

On September 20, 2021, Graphjet entered into a Contract of Commission Processing with ZhongHe Industries Sdn. Bhd., in which Liu Yu is a shareholder and director, pursuant to which Graphjet appointed ZhongHe Industries Sdn. Bhd. for the provision of services as further stipulated in such Contract of Commission Processing.

On March 28, 2022, Graphjet entered into a Deed of Assignment, as supplemented by the Supplemental Deed dated July 29, 2022, with Zhong He Tiancheng Technology Development (Beijing) Co. Ltd., in which Liu Yu is a shareholder and director, pursuant to which Graphjet acquired all the intellectual property of Zhong He Tiancheng Technology Development (Beijing) Co. Ltd., as listed in the said Deed of Assignment and Supplemental Deed for $222 thousand.

On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Liu Yu, as supplemented by the letter from Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene, an intellectual property held by Liu Yu for RM29,000,000, payable within the 19th to 36th month period from July 29, 2022.

On July 1, 2022, Graphjet entered into a Tenancy Agreement with ZhongHe Industries Sdn. Bhd., in which Liu Yu is a shareholder and director, with respect to the demised premises located at L4-E-8 Enterprise 4, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur. Pursuant to the terms of the Tenancy Agreement, the tenancy is subject to an initial term of 2 years with a monthly rental of RM3,500 per month.

Policies and Procedures for Related Party Transactions

Graphjet Technology’s Nominating and Corporate Governance Committee is designated with the authority to review and approve related party transactions, defined as a transaction, arrangement or relationship that would require disclosure pursuant to Item 404 of Regulation S-K, or transaction between Graphjet Technology and (i) any director or executive officer of Graphjet Technology; (ii) any nominee for election as a director; (iii) any holder of Graphjet Technology securities owning more than 5% of any class of Graphjet Technology stock and (iv) any member of the immediate family of any of the foregoing. In evaluating related party transactions, Graphjet Technology’s Nominating and Corporate Governance Committee considers the relevant facts and circumstances available and deemed relevant to Graphjet Technology’s Nominating and Corporate Governance Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s voting securities, consisting of Class A and Class B Ordinary Shares, as of June 19, 2024 by:

●	each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities,

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

In the table below, percentage ownership is based on 144,691,306 Class A Ordinary Shares outstanding as of June 19, 2024, including 137,750,000 Class A Ordinary Shares issued as Transaction Consideration, 250,000 Class A Ordinary Shares issued in connection with the PIPE financing, and reflects the valid redemption of 13,487,570 Energem Class A ordinary shares by public shareholders of Energem. The table below excludes the Class A Ordinary Shares underlying the Private Warrants held or to be held by Sponsor because these securities are not exercisable until registered, which may or may not occur within sixty (60) days. This table also assumes that there are no issuances of equity securities in connection with the Closing, including equity awards that may be issued under the Graphjet Technology 2023 Omnibus Equity Incentive Plan following the Business Combination.

Unless otherwise indicated, Graphjet Technology believes that all persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is Unit No. L4-E-8, Enterprise 4, Technology Park Malaysia, 5700 Bukut Jalil, Kuala Lumpur, Malaysia.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Aiden Lee Ping Wei	8,884,850	6.14%
Aw Jeen Rong	8,609,306	5.9%
Ng Keok Chai	-	-
Ng Ah Lek	-	-
Kok Seong Wong	2,500	*
Swee Guan Hoo	1,472,991	1.01%
Doris Wong Sing Ee	1,475,491	1.01%
Boh Woan Yun	-	-
Lim Sah Jiang	-	-
Liu Yu	36,470,150	25.20%
All executive officers and directors as a group (11 individuals)
Greater than 5% Holders
Lim Hooi Beng	20,748,702	14.33%
Suria Suskes Engineering Sdn Bhd	27,550,000	19.0 4%

*	less than 1%

SELLING SHAREHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Class A Ordinary Shares or Warrants being offered for resale by this prospectus, which consist of:

●	250,000 Class A Ordinary Shares, issued in a private placement to the PIPE Investor pursuant to the terms of the amended and restated PIPE Investment Purchase Agreement, dated January 10, 2024, in connection with the Business Combination;

●	an aggregate of 3,403,075 Class A Ordinary Shares issued to the Sponsor and its affiliates, including 2,875,000 Class A Ordinary Shares originally issued as Class B ordinary shares in connection with the initial public offering of Energem for aggregate consideration of $25,000, or approximately $0.009 per share, and 528,075 Class A Ordinary Shares originally issued to Sponsor as part of the Placement Units issued to Sponsor in connection with Energem’s initial public offering at $10.00 per unit;

●	202,500 Class A Ordinary Shares issued to EF Hutton, the underwriter in Energem’s initial public offering, in connection with the Satisfaction and Discharge of Indebtedness Agreement, dated December 21, 2023, at $10.00 per share;

●	2,760,000 Class A Ordinary Shares issued to Arc Group Limited in connection with the closing of the Business Combination as financial advisor to Energem;

●	an aggregate of 100,212,918 Class A Ordinary Shares, which were received as Exchange Consideration in connection with the Business Combination by certain of the Company’s insiders at a price of approximately $10.00 per share, and which are subject to nine month lock-up restrictions set forth herein;

●	2,050,000 Class A Ordinary Shares issued in satisfaction of the payment and cancellation of certain promissory notes;

●	an aggregate of 528,075 Sponsor Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares and Warrants set forth in the table below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the Class A ordinary shares or warrants after the date of this prospectus.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our Class A Ordinary Shares and Warrants of each Selling Securityholder, the number of Class A Ordinary Shares or Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The immediately following table also sets forth the percentage of Class A Ordinary Shares or Warrants beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all securities being offered hereby, based on 146,741,306 Class A Ordinary Shares outstanding as of June 19, 2024, including 137,750,000 shares issued as Exchange Consideration, 250,000 Class A Ordinary Shares issued in connection with the PIPE financing, and reflects the valid redemption of 13,487,570 ordinary shares by public shareholders of Energem. The Class A Ordinary Shares issuable upon exercise of the Warrants are not included in the table below as the table assumes the Warrants are sold in the offering prior to their exercise by the applicable Selling Securityholder. The following table does not include Public Warrants or the primary issuance of Class A Ordinary Shares underlying the Public Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Ordinary Shares or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of June 19, 2024 concerning the Class A Ordinary Shares and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Class A Ordinary Shares and Warrants.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Graphjet Technology Unit No. L4-E-8, Enterprise 4, Technology Park Malaysia, 5700 Bukut Jalil, Kuala Lumpur, Malaysia.

Name of Selling Securityholder	Number of Class A Ordinary Shares Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Maximum Number of Class A Ordinary Shares To Be Sold Pursuant to this Prospectus	Maximum Number of Warrants To Be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After the Offering	%(1)	Number of Warrants Owned After the Offering	%
EF Hutton LLC(2)	202,500	--	202,500	--	--	--	--	--
Dato’ Sri Pang Chow Huat(3)	250,000	--	250,000	--	--	--	--	--
ARC Group Limited(4)	2,909,031	--	2,909,031	--	--	--	--	--
Aiden Lee Ping Wei(5)	8,884,850	--	8,884,850	--	--	--	--	--
Aw Jeen Rong(6)	8,609,306	--	8,609,306	--	--	--	--	--
Liu Yu(7)	36,470,150	--	36,470,150	--	--	--	--	--
Suria Sukses Engineering Sdn Bhd	27,550,000	--	27,550,000	--	--	--	--	--
Lim Hooi Beng(8)	20,748,612	--	20,748,612	--	--	--	--	--
Swee Guan Hoo(9)	1,472,991	264,037	1,472,991	--	--	--	--	--
Doris Wong Sing Ee	1,475,491	264,038	1,475,491	--	--	--	--	--
Wong Kok Seong(10)	2,500	--	2,500	--	--	--	--	--
Kiu Cu Seng(11)	5,000	--	5,000	--	--	--	--	--
Chong Kwang Fock(12)	2,500	--	2,500	--	--	--	--	--
Yip Kok Beng(13)	74,515	--	74,515	--	--	--	--	--
Cheong Shook Yin(14)	74,516	--	74,516	--	--	--	--	--
Real Achievement Sdn. Bhd.(15)	149,031	--	149,031	--	--	--	--	--

(1)	The percentage of beneficial ownership after this offering is calculated based on 146,741,306 Class A Ordinary Shares outstanding as of the date of this prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	EF Hutton LLC was the underwriter in Energem’s initial public offering. Consists of 202,500 Class A Ordinary Shares issued in connection with the Satisfaction and Discharge of Indebtedness Agreement, dated December 21, 2023, at $10.00 per share. EF Hutton’s address is 590 Madison Ave, 39th Floor, New York, NY, 10022.
(3)	Consists of 250,000 Class A Ordinary Shares issued in a private placement to Dato’ Sri Pang Chow Huat, the PIPE Investor, pursuant to the terms of the amended and restated PIPE Investment Purchase Agreement. Dato’ Sri Pang Chow Huat address is Plot 135, Jalan Cyber 5,Kawasan Perindustrian Senai, Fasa 3, Skudai, Malaysia.
(4)	Consists of 2,760,000 Class A Shares issued to Arc Group Limited as compensation to Energem’s financial advisor in the Business Combination. Arc Group Limited address is 1118 Yan’an Xi Road, 26 Floor, Shangai, 20050, China
(5)	Aiden Lee Ping Wei is our Chief Executive Officer and Executive Director.
(6)	Aw Jeen Rong is our Executive Director.
(7)	Liu Yu is our Head of Research and Chief Scientific Officer.
(8)	Lim Hooi Beng’s address is 32, Jalan Awan Kecil 7, Taman Overseas Union, Kuala Lumpur, Malaysia.
(9)	Swee Guan Hoo’s address is No. 21 Jalan Elektton U16/62, Seksyen, U16, Denai Alam, 40160 Shah Alam, Malaysia.
(10)	Wong Kok Seong’s address is 10 Lorong University B, Section 16, 46200 Petaling Jaya, Malaysia.
(11)	Kiu Cu Seng’s address is B2-13A-2, Midfields Kondominium Sg Besi, No 3 Jalan Besi Kawi, Off Lebuhraya Sg Besi, 57100 Kuala Lumpur, Malaysia.
(12)	Chong Kwang Fock’s address is 42, Jalan BPM9, Taman Bukit Piatu Mutiara, Bukit Baru, 75150 Melaka, Malaysia.
(13)	Yip Kok Beng’s address is 1611 Jalan Jiran 12, Happy Garden, 58200 Kuala Lumpur, Malaysia.
(14)	Cheong Shook Yin’s address is 27 Jalan Burhanuddin Helmi, Taman Tun Dr. Ismail, 60000 Kuala Lumpur, Malaysia.
(15)	Real Achievement Sdn. Bhd. address is B-SG-16, Block B, Sunway Geo, Jalan Lagoon Selatan, Sunway South Quay, 47500 Subang Jaya, Malaysia.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in- interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions; or (iii) it has been two years from the Closing Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Ordinary Shares or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Class A Ordinary Shares and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, if Graphjet Technology makes a distribution of cash or other property to a U.S. Holder of Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Graphjet Technology’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if Class A Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) and certain other requirements are met, including that Graphjet Technology is not treated as a PFIC during the taxable year in which the dividend is paid or in the previous year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares disposed. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will generally equal the U.S. Holder’s acquisition cost for such Class A Ordinary Shares (or, in the case of Class A Ordinary Shares received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Ordinary Shares, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Ordinary Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Ordinary Shares received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Ordinary Shares received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Ordinary Shares generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Ordinary Shares received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Ordinary Shares received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Ordinary Shares), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Class A Ordinary Shares described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes.

Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Ordinary Shares. Your aggregate initial tax basis in the Class A Ordinary Shares received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the Class A Ordinary Shares received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Class A Ordinary Shares.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Ordinary Shares which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Ordinary Shares equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Class A Ordinary Shares and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A Ordinary Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Ordinary Shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation”(see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Redemption of Warrants for Class A Ordinary Shares

A redemption of Warrants for Class A Ordinary Shares described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Ordinary Share. Your aggregate initial tax basis in the Class A Ordinary Shares received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the Class A Ordinary Shares received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Class A Ordinary Shares.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Ordinary Shares or Warrants or an expiration or redemption of our Warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A Ordinary Shares or Warrants and, in the case where shares of our Class A Ordinary Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Ordinary Share at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Ordinary Share. There can be no assurance that our Class A Ordinary Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Ordinary Share or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Ordinary Share or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A Ordinary Shares which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us on Class A Ordinary Shares equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Class A Ordinary Shares and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

Material Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Graphjet Technology. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF CAYMAN ISLANDS TAX LAWS.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of such shares.

Graphjet Technology has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to Graphjet technology (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	On or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 13th of September 2021.

Material Malaysia Tax Considerations

The following summary of the anticipated treatment of Graphjet and holders of Class A Ordinary Shares and/or Graphjet Technology Warrants (other than residents of Malaysia) is based on Malaysia taxation law and practice as they are understood to apply at the date of this document and is subject to changes in such taxation law and practice. It does not constitute legal or tax advice and does not address all aspects of Malaysia tax law and practice (including such tax law and practice as they apply to any land or building situate in Malaysia). Prospective investors in Class A Ordinary Shares and/or Graphjet Technology Warrants should consult their professional advisers on the implications of acquiring, buying, selling or otherwise disposing of Class A Ordinary Shares and/or Graphjet Technology Warrants under the laws of any jurisdiction in which they may be liable to taxation.

Taxation of Graphjet Technology

Graphjet Technology is not regarded as resident for tax purposes in Malaysia. Therefore, Graphjet Technology will not be liable to Malaysia income tax as legislated under the Income Tax Act 1967, Malaysia (as revised and amended) and dividends on Class A Ordinary Shares may be paid by Graphjet Technology without withholding or deduction for or on account of Malaysia income tax.

The holders of Class A Ordinary Shares and/or Graphjet Technology warrants (other than residents of Malaysia) will not be subject to any tax in Malaysia in respect of the holding, sale or other disposition of such Class A Ordinary Shares and/or Graphjet Technology Warrants.

Stamp duty / transfer taxes

In Malaysia, no stamp duty or other transfer tax is levied on the issue or transfer of Class A Ordinary Shares and/or Graphjet Technology Warrants except that stamp duty is payable on Malaysia grants of probate and letters of administration, which will generally be required to transfer Class A Ordinary Shares and/or Graphjet Technology Warrants on the death of a holder of such Class A Ordinary Shares and/or Graphjet Technology Warrants. The only nominal stamp duty i.e., RM10.00 is chargeable upon a transfer of property pursuant to a grant of probate or letter of administration under Item 32(i), First Schedule, Stamp Act 1949. In addition, stamp duty or transfer taxes would be chargeable upon a transfer of shares between Malaysian residents either in private or through an approved stock exchanges (in Malaysia) such as Bursa Malaysia at the rate of 0.3% from the value of the transfer (RM3.00 for every RM1,000.00 or part thereof) under the authority of Item 32(b), First Schedule, Stamp Act 1949. Malaysia does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there other estate duties.

IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISER.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Amended and Restated Articles and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Amended and Restated Articles and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Amended and Restated Articles authorizes the issuance of a total of 500,000,000 shares of capital stock, each with par value $0.0001 per share, consisting of 479,000,000 Class A Ordinary Shares, 20,000 Class B Ordinary Shares, and 1,000 Preferred Shares. As of June 21, 2024, there were 146,741,306 Class A Ordinary Shares issued and outstanding, and none Class B Ordinary Shares and Preferred Shares issued and outstanding.

Ordinary Shares

General

Holders of the Class A Ordinary Shares are entitled to one vote for each Graphjet Technology Ordinary Share held on all matters to be voted on by shareholders. Graphjet Technology will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the Board of Directors resolves that share certificates be issued.

Dividends

The holders of the Class A Ordinary Shares will be entitled to such dividends as may be declared by the Board of Directors may in its discretion lawfully declare from time to time. Under the laws of the Cayman Islands, Graphjet Technology may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in Graphjet Technology being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters upon which holders of the Class A Ordinary Shares are entitled to vote, voting at any meeting of shareholders will be by poll. Unless their Class A Ordinary Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all holders of the Class A Ordinary Shares are entitled to vote at a general meeting, and all holders of Class A Ordinary Shares holding those shares of a particular class are entitled to vote at a meeting of the holders of that class.

An ordinary resolution to be passed by the shareholders will require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Graphjet Technology Ordinary Shares that are present in person or represented by proxy and are entitled to vote thereon at the Extraordinary General Meeting, while a special resolution will require the affirmative vote of at least two-thirds of the holders of the issued and outstanding Graphjet Technology Ordinary Shares that, being entitled to do so, vote in person or by proxy at the Extraordinary General.

Transfer of Ordinary Shares

Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any of Graphjet Technology shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Board of Directors.

Notwithstanding the foregoing, the Board of Directors will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

Liquidation

On a return of capital on winding up, if the assets available for distribution amongst Graphjet Technology shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by Graphjet Technology shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Graphjet Technology shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Graphjet Technology for unpaid calls or otherwise.

Redemption of Ordinary Shares

Graphjet Technology may issue shares on terms that such Class A Ordinary Shares are subject to redemption, at Graphjet Technology’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such Class A Ordinary Shares, by a board resolution of Graphjet Technology’s directors. Graphjet Technology may also repurchase any of its Class A Ordinary Shares in such manner and on such other terms as agreed between the Board of Directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of Graphjet Technology’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if Graphjet Technology can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act no such Class A Ordinary Shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares. In addition, the Board of Directors may accept the surrender of any fully paid Class A Ordinary Shares for no consideration.

Variations of Rights of Shares

If at any time the Class A Ordinary Shares capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by the affirmative vote of at least two-thirds of such holders of the issued and outstanding shares of that class as, being entitled to do so, vote in person or by proxy at a separate meeting of the shareholders of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Graphjet Technology will hold an annual general meeting at such time and place as the Board of Directors will determine. At least five (5) clear days’ notice shall be given for any general meeting. The directors of Graphjet Technology may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an Extraordinary General Meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding Class A Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Inspection of Books and Records

The Board of Directors or the shareholders by ordinary resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of Graphjet Technology will be open to the inspection by Graphjet Technology shareholders, and no Graphjet Technology shareholder will otherwise have any right of inspecting any account or book or document of Graphjet Technology except as required by the Companies Act.

Changes in Capital

Graphjet Technology may from time to time by ordinary resolution:

●	increase the share capital by such sum, with such rights, priorities and privileges annexed thereto, as Graphjet Technology in general meeting may determine;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	convert all or any of its paid-up shares into equity and reconvert that equity into paid-up shares of any denomination;

●	sub-divide its existing shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Warrants

Set forth below is also a description of warrants of Graphjet Technology that will be issued and outstanding upon the consummation of the Business Combination. These are the same warrants issued and outstanding in connection with the Graphjet Technology IPO. Graphjet Technology is not issuing any warrant to Graphjet Shareholders in connection with the Business Combination.

Each whole warrant entitles the registered holder to purchase one Graphjet Technology Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the Graphjet Technology IPO and 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Graphjet Technology Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Graphjet Technology will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Graphjet Technology satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and Graphjet Technology will not be obligated to issue a Graphjet Technology Ordinary Share upon exercise of a warrant unless Graphjet Technology Ordinary Share upon issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

In no event will Graphjet Technology be required to net cash settle any warrant except for the Sponsor Warrants. The Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period except that the Sponsor Warrants (i) are non-redeemable so long as they are held by the Sponsor or its permitted transferees, and (ii) may be exercised by the Sponsor and its permitted transferees for cash or on a cashless basis. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Graphjet Technology Class A Ordinary Share underlying such unit.

Graphjet Technology has agreed that as soon as practicable, it will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares upon issuable upon exercise of the warrants, and will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares upon until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A Ordinary Shares upon are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b) (1) of the Securities Act, Graphjet Technology may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Graphjet Technology so elects, it will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but Graphjet Technology will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “Fair Market Value” (defined below) less the exercise price of the warrants by (y) the Fair Market Value and (B) 0.361. The “Fair Market Value” as used in this paragraph shall mean the volume weighted average price of the Graphjet Technology Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (including adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Warrants - Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Graphjet Technology will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by Graphjet Technology, Graphjet Technology may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Graphjet Technology has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Graphjet Technology issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $16.50 redemption trigger price (including adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Graphjet Technology will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A Ordinary Shares pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A Ordinary Shares, Graphjet Technology (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Exempted Company

Graphjet Technology is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The financial statements of Graphjet Technology Sdn. Bhd. as of and for the years ended September 30, 2023 and 2022 have been included in this prospectus in reliance upon the report of Adeptus Partners LLC (“Adeptus”), independent registered public accounting firm, which contains an explanatory paragraph relating to Graphjet Technology Sdn. Bhd.’s ability to continue as a going concern as described in Note 2 to the financial statements, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

Adeptus audited the financial statements of Graphjet Technology Sdn. Bhd. as of and for the years ended September 30, 2023 and 2022 and were in compliance with the independence requirements of the Financial Reporting Council’s (“FRC”) Ethical Standard and the International Ethics Standards Board for Accountants’ Code of Ethics (“IESBA”)) for such periods and when the respective audit reports included in this prospectus were issued.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.graphjettech.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

GRAPHJET TECHNOLOGY SDN. BHD.

(FORMERLY KNOWN AS ZHONGHE GRAPHENE SDN. BHD.)

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

GRAPHJET TECHNOLOGY

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND MARCH 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Graphjet Technology Sdn Bhd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Graphjet Technology Sdn Bhd (the Company) as of September 30, 2023 and 2022, and the related statements of operations, comprehensive loss, stockholders’ deficit and accumulated other comprehensive income, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not recorded any revenue and incurred net loss since inception, has an accumulated deficit and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Ocean, NJ

December 11, 2023

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)

Balance Sheets
(In U.S. dollars)

	September 30, 2023	September 30, 2022
ASSETS
Current asset
Cash	$1,430	$225,121
Prepaid expenses	154,519	77,304
Advance to a related company	97,882	108,171
Deposits	127,664	-
Other current assets	54,468	20,285
Total current asset	435,963	430,881
Non-current assets
Office Equipment	1,598	-
Intangible assets, net	5,826,499	6,258,092
Software, net	337	440
Total non-current asset	5,828,434	6,258,532
Total assets	$6,264,397	$6,689,413

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Debt	$510,234	$486,854
Accrued expenses	348,807	229,660
Payable to a director	-	527,057
Total current liabilities	859,041	1,243,571
Non-current liabilities
Payable to a director	2,231,781	-
Payable to a shareholder for intellectual property	5,756,366	5,756,366
Total non-current liabilities	7,988,147	5,756,366
Total liabilities	$8,847,188	$6,999,937
Stockholders’ deficit
Common stock ($ 0.2405 par value for 2,500,100 shares authorized, issued, and outstanding as of September 30, 2023 and September 30, 2022, respectively)	601,274	601,274
Accumulated deficit	(3,255,885)	(915,224)
Accumulated other comprehensive (loss)/income	71,820	3,426
Total stockholders’ deficit	(2,582,791)	(310,524)
Total liabilities and stockholders’ deficit	$6,264,397	$6,689,413

The accompanying notes are an integral part of these audited financial statements.

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)

Statements of Operations
(In U.S. dollars)

	For the year ended September 30, 2023	For the year ended September 30, 2022
Operating expenses:
General and administrative expense	$(2,316,454)	$(900,630)
Loss from operations	(2,316,454)	(900,630)
Interest expense	(24,207)	(13,030)
Other income (expense), net	(24,207)	(13,030)
Loss before income tax	(2,340,661)	(913,660)
Income tax benefit (expense)	-	-
Net loss	$(2,340,661)	$(913,660)
Weighted average number of common stock - basic	2,500,100	2,500,100
Weighted average number of common stock - diluted	2,500,100	2,500,100
Loss per share
Basic	$(0.94)	$(0.37)
Diluted	$(0.94)	$(0.37)

The accompanying notes are an integral part of these audited financial statements.

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)

Statements of Comprehensive Loss
(In U.S. dollars)

	For the year ended September 30, 2023	For the year ended September 30, 2022
Net loss	$(2,340,661)	$(913,660)
Foreign currency translation adjustment	68,394	3,422
Comprehensive loss	(2,272,267)	(910,238)
Comprehensive loss attributable to common stockholders	$(2,272,267)	$(910,238)

The accompanying notes are an integral part of these audited financial statements.

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)

Statements of Stockholders’ Deficit and Accumulated Other Comprehensive Income

(In U.S. dollars)

	Common stock		Accumulated	Accumulated other comprehensive	Total Stockholders’ equity
	shares	amount	deficit	income	(deficit)
Balance as of September 30, 2021	100	$24	$(1,564)	$4	$(1,536)
Issuance of additional shares	2,500,000	601,250	-	-	601,250
Net loss	-	-	(913,660)	-	(913,660)
Other comprehensive income	-	-	-	3,422	3,422
Balance as of September 30, 2022	2,500,100	$601,274	$(915,224)	$3,426	$(310,524)
Net loss	-	-	(2,340,661)	-	(2,340,661)
Other comprehensive income	-	-	-	68,394	68,394
Balance as of September 30, 2023	2,500,100	$601,274	$(3,255,885)	$71,820	$(2,582,791)

The accompanying notes are an integral part of these audited financial statements.

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)

Statements of Cash Flows
(In U.S. dollars)

	For the year ended September 30, 2023	For the year ended September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,340,661)	$(913,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	431,593	215,796
Depreciation	103	78
Foreign currency translation	68,394	3,422
Changes in current assets and liabilities:
Prepaid expenses	(77,215)	(77,280)
Advance to a related company	10,289	(108,171)
Deposits	(127,664)	-
Other current assets	(34,183)	(20,285)
Interest payable as part of debt	23,380	12,102
Accrued expenses	119,147	229,410
Payable to a related party	-	(1,343)
Payable to a director	1,704,724	526,842
Net cash used in operating activities	(222,093)	(133,089)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of office equipment	(1,598)	-
Acquisition of patent	-	(717,522)
Acquisition of software	-	(518)
Net cash used in investing activities	(1,598)	(718,040)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	-	474,752
Proceeds from issuance of shares	-	601,250
Net cash provided by financing activities	-	1,076,002
Net (decrease) increase in cash	(223,691)	224,873
Cash at the beginning of the year	225,121	248
Cash at the end of the year	$1,430	$225,121

Supplemental disclosure of cash flow information:
Non-cash activities:
Acquisition of patent (see Note 7)	$-	$6,473,888

The accompanying notes are an integral part of these audited financial statements.

Graphjet Technology Sdn. Bhd.

(Formerly known as Zhonghe Graphene Sdn. Bhd.)
(In U.S. dollars)

Notes to The Financial Statements

Note 1 - Organization and Nature of Operations

Graphjet Technology Sdn. Bhd. (“the Company” or “Graphjet”) is a private limited company incorporated and domiciled in Malaysia. The registered office is located at B3-3-3, Block B, Megan Salak Park, Jalan 1/125E, Taman Desa Petaling, 57100 Kuala Lumpur, W.P. Kuala Lumpur. The Company was incorporated in December 23, 2019 under the law of Malaysia having head office in Kuala Lumpur.

Graphjet is the owner of the state-of-the-art patented technology for the manufacture of graphene and graphite, critical raw materials used in a variety of industries. Graphjet produces graphite, graphene and graphene-based anode battery material with at least 98% similarity and are much more consistent compared to other synthetic graphite and graphene which are produced from petroleum coke and coal. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valued artificial graphene and graphite at significantly lower carbon emissions. For research and development in graphite and graphene applications, Graphjet collaborates with National University of Malaysia (UKM) and Universiti Teknikal Malaysia Melaka (UTEM) as Technology Advisor Panel to provide technology advisory for the applications. Graphjet is a member of Industrial Liaison Program (ILP) of Massachusetts Institute of Technology (MIT).

Note 2 - Financial Condition and Management’s Plan

The Company incurred a net loss of $2,340,661 during the year ended September 30, 2023 and, as of that date, the Company’s current liabilities exceeded its current assets by $423,078. The continuation of the Company as a going concern is dependent upon the Company’s ability to operate profitably in the foreseeable future and to continue to receive adequate financial support from its shareholders. These conditions indicate the existence of a material uncertainty which may cast substantial doubt on the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

3.1 Basis of Presentation

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) as determined by Financial Accounting Standards Board (the “FASB”) within its Accounting Standards Codification (“ASC”) and under the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

3.2 Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates.

3.3 Foreign Currency

For the Company, Malaysian Ringgit have been determined to be the functional currency. We translate functional currency assets and liabilities to their U.S. dollar equivalents at exchange rates in effect as of the balance sheet date and income and expense amounts at the average exchange rates for the period. The U.S. dollar’s effects that arise from changing translation rates are recorded in Statements of Comprehensive Loss.

3.4 Intangible Assets

Intangible Assets held by the Company consist of Graphene and Graphite patents and are included in the non-current assets in the Balance Sheets. Since they lack physical substance and have a limit on their useful life, the patents are considered to be finite-lived intangible assets under ASC 350 Intangibles-Goodwill and Other. Finite-lived intangible assets are subject to amortization over 15 years estimated useful life.

Note 4 - Related party disclosures

4.1 Controlling relationship

The controlling shareholders of the Company are Mr. Lim Hooi Beng and Mr. Aw Jeen Rong.

	September 30, 2023	September 30, 2022
Current liabilities
Lim Hooi Beng	$-	$527,057
Payables to directors	$-	$527,057
Long term liabilities
Lim Hooi Beng	$2,225,388	$-
Aw Jeen Rong	$6,393	$-
Payables to directors	$2,231,781	$-

Mr. Lim Hooi Beng owns 14.5% of the common shares of the Company and is also the director of the Company as of September 30, 2023 and September 30, 2022, respectively. Mr. Aw Jeen Rong owns 6.3% of the common shares of the Company and is also the director of the Company as of September 30, 2023 and September 30, 2022, respectively. The shareholders will continue to provide financial support to the Company, hence the payable balances as of September 30, 2023 have been classified from current liabilities to long term liabilities which were interest free and a demand for repayment is not expected within the next 12 months.

On March 10, 2022, the Company entered into Intellectual Property Sales Agreement with Liu Yu, as supplemented by the letter from Liu Yu to the Company dated July 29, 2022, pursuant to which the Company purchased the process for producing palm-based graphene, an intellectual property held by Liu Yu for $6,258,092, payable within the 19th to 36th month period from 29 July 2022. Liu Yu owns 25.5% and 38% of the common shares of the Company as of September 30, 2023 and September 30, 2022, respectively. This long-term payable is excluded from recognizing imputed interest in accordance with ASC 835-30 Interest. As of September 30, 2023 and September 30, 2022, the outstanding balance on the payable is $5,756,366.

4.2 Entities under same significant influence

ZhongHe Industries Sdn Bhd (ZHI) is an entity under the same significant influence of Mr. Lim Hooi Beng, who owned 20% of its shares as of September 30, 2023 and September 30, 2022, respectively.

On September 20, 2021, the Company entered into a Contract of Commission Processing with ZHI, pursuant to which the Company appointed ZHI for the provision of services as stipulated in the Contract of Commission Processing. During the financial years ended September 30, 2023 and September 30, 2022, the prepayment made to secure its production line was $Nil and $110,955, respectively.

On July 1, 2022, the Company entered into a Tenancy Agreement with ZHI, with respect to the demised premises located at L4-E-8 Enterprise 4, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur. Pursuant to the terms of the Tenancy Agreement, the tenancy is subject to an initial term of 2 years with a monthly rental of $813.

	September 30,	September 30,
	2023	2022
Advance to a related company	$97,882	$108,171

The advance to ZHI represents the prepayment made to secure its production line after offsetting with the rental charged by ZHI for the office premise.

Note 5 - Deposits

The deposits consist of non-refundable deposit for the land purchase at Kuantan Integrated Industrial Park and the professional fee related to it, and refundable deposit for the rent of photocopier.

Deposit allocation	Nature	September 30, 2023	September 30, 2022
Land purchase at Kuantan	Non-refundable	80,989	-
Integrated Industrial Park
Professional service for	Non-refundable	46,462	-
Kuantan factory
Photocopier rent for office use Refundable		213	-
Total		$127,664	$-

Note 6 - Equity (share capital and distribution)

6.1 Share Capital

The Company issued common shares that carry no put option and no mandatory contractual obligation: (i) to deliver cash or another financial asset; or (ii) to exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavorable to the Company. The common shares are classified as equity instruments.

When common shares are issued in a private placement or in a rights issue to existing shareholders, they are recorded at the issue price. For common shares issued in exchange for non-monetary assets, they are measured by reference to the fair values of the assets received.

When common shares are issued as consideration transferred in a business combination or as settlement of an existing financial liability, they are measured at their fair value at the date of the exchange transaction.

Transaction costs of an equity transaction are accounted for as a deduction from equity, net of any related income tax effect.

The Company did not issue any shares for the years ended September 30, 2023 and September 30, 2022.

6.2 Distributions

Distributions to holders of an equity instrument are recognized as equity transactions and are debited directly in equity, net of any related income tax effect.

A dividend declared is recognized as a liability only after it has been appropriately authorized, which is the date when the Board of Directors declares an interim dividend, or in the case of a proposed final dividend, the date of stockholders of the Company approves the proposed final dividend in an annual general meeting of stockholders. For a distribution of non-cash assets to owners, the Company measures the dividend payable at the fair value of the assets to be distributed. No dividends were declared for the year ended September 30, 2023 and September 30, 2022.

Note 7 - Debt

The Company obtained loans of $474,752 from external parties Mr. Goh Meng Keong and Mr. Goh Seng Wei, to fund the acquisition of Graphene Patent, and in return they charged the Company with interest, in accordance to arm’s length transaction principle. For the year ended September 30, 2023 and September 30, 2022, there were interest expensed of $35,482 and $12,102, respectively. The principal amount, maturity date and interest rate for the loans are shown below:

	September 30, 2023	September 30, 2022
Total interest payable	$35,482	$12,102
Total debt and interest payable	$510,234	$486,854

Lender	Principle	Interest rate	Lending date	Due
Goh Meng Keong	$431,593	5% p.a	March 22, 2022	March 31, 2024
Goh Seng Wei	$43,159	5% p.a	May 26, 2022	May 25, 2024

Principal payments:	Amount
For year ended September 30, 2024	474,752
For year ended September 30, 2025	-
For year ended September 30, 2026	-
For year ended September 30, 2027	-
For year ended September 30, 2028	-
Total	474,752

Note 8 - Patent

The Company owns two patents over the production of Graphite and Graphene from palm kernel shell. Artificial graphite can be used for including but not limited to electrical carbons, fuel cell bi-polar plates, coatings, electrolytic processes, corrosion products, conductive fillers, rubber and plastic compounds, and drilling applications. Graphene is a product that is further processed from Graphite.

As per ASC 350-30, the patents are capitalized as non-current asset because they were not internally generated, have finite useful life of 15 years, and has been used in operational activities although no revenue has been generated.

All patents are expected to have zero residual value. Below is the gross carrying amount, accumulated amortization, aggregate amortization expense, and next 5 years and thereafter estimate on aggregate amortization expense.

		As of September 30, 2023		As of September 30, 2022
			Gross		Gross
	Acquisition	Accumulated	carrying	Accumulated	carrying
Patent	cost	amortization	amount	amortization	amount
Graphite production	$215,796	$(21,580)	$194,216	$(7,193)	$208,602
Graphene production	6,258,092	(625,809)	5,632,283	(208,603)	6,049,490
	$6,473,888	$(647,389)	$5,826,499	$(215,796)	$6,258,092

Estimated amortization expense:	Amount
For year ended September 30, 2024	431,593
For year ended September 30, 2025	431,593
For year ended September 30, 2026	431,593
For year ended September 30, 2027	431,593
For year ended September 30, 2028	431,593
Thereafter	3,668,534
Total	5,826,499

Note 9 - Subsequent Event Disclosure

On October 24, 2023, the Company entered a contract with Beijing Xi Yu International Trade Co. Ltd from China for the purchase of palm kernel shell based artificial graphite fabrication equipment.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and per share amounts)

	March 31, 2024	September 30, 2023
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,146	$1
Prepaid expenses	102	155
Advances to a related company	92	97
Deposits	153	128
Other current assets	145	54

Total current assets	1,638	435

Non-current assets:
Property and equipment, net	1,264	2
Intangible assets, net	5,611	5,827
Total non-current assets	6,875	5,829
TOTAL ASSETS	$8,513	$6,264

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Debt	$522	$510
Accrued expenses	256	349
Working Capital Loan	96	-
Extension Loan	1,142	-

Total current liabilities	2,016	859

Non-current liabilities:
Accrued bonus	10,153	-
Payable to directors	1,218	2,232
Payable to a shareholder for intellectual property	656	5,756
Total non-current liabilities	12,027	7,988
Total liabilities	14,043	8,847
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 146,741,306 Class A Ordinary Shares issued and outstanding as of March 31, 2024, and $0.2405 par value for 2,500,100 shares authorized, issued, and outstanding as of September 30, 2023)	14	601
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding		-
Additional paid-in capital	9,670	-
Accumulated deficit	(15,274)	(3,256)
Accumulated other comprehensive income	60	72
Total shareholders’ deficit	(5,530)	(2,583)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$8,513	$6,264

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three-month period ended March 31, 2024	For the three-month period ended March 31, 2023	For the six-month period ended March 31, 2024	For the six-month period ended March 31, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating costs and expenses:
General and administrative expenses	$11,588	$660	$12,006	$984
Total operating costs and expenses	11,588	660	12,006	984

Loss from operations	(11,588)	(660)	(12,006)	(984)
Interest expense	(6)	(6)	(12)	(12)
Total interest expense	(6)	(6)	(12)	(12)
Net loss before income tax provision	(11,594)	(666)	(12,018)	(996)
Income tax provision	-	-	-	-
Net loss	$(11,594)	$(666)	$(12,018)	$(996)
Weighted-average common shares outstanding:

Basic	28,979,208	2,500,100	15,667,307	2,500,100
Diluted	28,979,208	2,500,100	15,667,307	2,500,100

Basic	$(0.40)	$(0.27)	$(0.77)	$(0.40)
Diluted	$(0.40)	$(0.27)	$(0.77)	$(0.40)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	For the three-month period ended March 31, 2024	For the three-month period ended March 31, 2023	For the six-month period ended March 31, 2024	For the six-month period ended March 31, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(11,594)	$(666)	$(12,018)	$(996)

Foreign currency translation adjustment	43	(1)	(12)	(28)

Comprehensive loss attributable to common shareholders	$(11,551)	$(667)	$(12,030)	$(1,024)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE PERIODS ENDED MARCH 31, 2024 AND 2023
(in thousands, except share and per share data)

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Accumulated other comprehensive	Total Shareholders’
	Shares	Amount	Capital	Deficit	gain/(loss)	Deficit
Balance as of September 30, 2023	2,500,100	$601	$-	$(3,256)	$72	$(2,583)
Share revaluation		(601)	601			-
Adjusted September 30, 2023	2,500,100	-	601	(3,256)	72	(2,583
Net loss				(424)		(424)
Other comprehensive income					(55)	(55)
Balance as of December 31, 2023	2,500,100	$-	$601	$(3,680)	17	$(3,062)
Business Combination with Energem	144,241,206	14	9,069	-		9,083
Net loss				(11,594)		(11,594)
Other comprehensive income					43	43
Balance as of March 31, 2024	146,741,306	14	$9,670	$(15,274)	60	$(5,530)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

	Common Stock		Additional Paid-in	Accumulated	Accumulated other comprehensive	Total Shareholders’
	Shares	Amount	Capital	Deficit	gain/(loss)	Deficit
Balance as of September 30, 2022	2,500,100	$601	$-	$(915)	$3	$(311)
Net loss				(330)		(330)
Other comprehensive income					(27)	(27)
Balance as of December 31, 2022	2,500,100	$601	$-	$(1,245)	(24)	$(668)
Net loss				(666)		(666)
Other comprehensive income					(0)	(0)
Balance as of March 31, 2023	2,500,100	$601	$-	$(1,911)	(24)	$(1,334)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the six-month period ended March 31, 2024	For the six-month period ended March 31, 2023
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Loss	$(12,018)	(996)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortisation	216	216
Depreciation	2	-
Foreign currency translation adjustment	(12)	(28)
Changes in operating assets and liabilities:
Prepaid expenses	84	(174)
Advances to a related company	5	19
Deposit	(25)	-
Other current assets	(87)	(155)
Interest payable as part of debt payable	12	12
Accrued expenses	(1,333)	(213)
Other payables	(290)	-
Related party payable	(89)	-
Deferred underwriting fee	(2,000)	-
Payable to directors	2,086	1,097
Accrued bonus	10,153	-
Net cash used in operating activities	(3,296)	(222)

Cash flows from investing activities:
Additions to property and equipment	(1,264)	-

Net cash used in investing activities	(1,264)	-

Cash flows from financing activities:
Proceeds from issuance of shares	6,260	-
Repayment of working capital loan	(555)	-

Net cash provided by financing activities	5,705	-
Net change in cash and cash equivalents	1,145	(222)
Cash and cash equivalents at the beginning of the period	1	225
Cash and cash equivalents at the end of the period	$1,146	3
Supplemental disclosure of non-cash financing activities:
Issuance of shares to Graphjet existing shareholders	$1,380,000	-
Issuance of shares to Energem’s founders Shares	34,030	-
Issuance of shares to Financial Advisor	27,600	-
Issuance of shares to Underwriter	2,025	-
Issuance of shares to Senior Management Staff Shares	31	-
Issuance of shares for the settlement of amount due to a director	3,100	-
Issuance of shares for the settlement of amount due to a shareholders for intellectual property	5,100	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED MARCH 31, 2024 AND 2023
(in thousands, except share and per share data)

Note 1 - Description of Organization and Business Operations

1.1 Organization and Nature of Business

Graphjet Technology (the “Company”, “we,” “us” or “our”) is the owner of the state-of-the-art patented technology for the manufacture of graphene and graphite. The Company is a former blank check company incorporated in the Cayman Islands on August 6, 2021 under the name Energem Corp. (“Energem”) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses.

The Company acquired Graphjet Technology Sdn. Bhd. (“Graphjet”), a Malaysian based company that produces graphite, graphene and graphene-based anode battery material with at least 98% similarity and are much more consistent compared to other synthetic graphite and graphene which are produced from petroleum coke and coal. The breakthrough technology transforms a sustainable, abundant and renewable agricultural waste product, palm kernel shells into highly valued artificial graphene and graphite at significantly lower carbon emissions. For research and development in graphite and graphene applications, Graphjet collaborates with National University of Malaysia (UKM) and Universiti Teknikal Malaysia Melaka (UTEM) as Technology Advisor Panel to provide technology advisory for the applications. The Company is a member of Industrial Liaison Program (ILP) of Massachusetts Institute of Technology (MIT).

The Company intends to be a low-cost producer of the highest quality artificial graphite and graphene. Graphjet has a patent on its bio-mass process and production method for graphite and a patent pending for graphene, and it believes it is the only producer currently capable of using biomass to produce graphite and graphene in mass production scale.

Since Graphjet Technology uses a widely available waste product as their source, they are able to produce a higher quality product at a significantly lower cost than other graphite and graphene production methods currently in use worldwide.

To date, Graphjet Technology has not had any sales of its products, but plans to sample its products to multinational companies within the industry for market acceptance and procurement purposes, intending to replace current high cost suppliers. Until now, the Company has funded its operations primarily with proceeds through equity investments from its current shareholders.

1.2 Business Combination

On March 14, 2024 (the “Closing date”), we consummated a merger (the “Merger”) with Energem and with Graphjet. Pursuant to the Business Combination Agreement, (i) Energem acquired all of the issued and outstanding Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet became a wholly-owned subsidiary of Energem, (ii) Energem changed its name to Graphjet Technology and (iii) each Selling Shareholder received a number of Energem Class A Ordinary Shares subject to the Consideration Shares formula, which is the number of Energem Class A Ordinary Shares equal to the aggregate Consideration Shares divided by the number of Graphjet Pre-Transaction Shares outstanding immediately prior to the Closing, multiplied by the number of Graphjet Pre-Transaction Shares held by such Selling Shareholder.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Graphjet Technology was treated as the acquired company and Graphjet was treated as the acquirer for financial statement reporting purposes.

Note 2 - Going Concern and Liquidity

The Company incurred a net loss of $11,594 during the period ended March 31, 2024 and, as of that date, the Company’s current asset exceeded its current liability by $378. The continuation of the Company as a going concern is dependent upon the Company’s ability to operate profitably in the foreseeable future and to continue to receive adequate financial support from its shareholders. These conditions indicate the existence of a material uncertainty which may cast substantial doubt on the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation and Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and Article 8 of Regulation S-X. They do not include all of the information and notes required by U.S. GAAP for complete financial statements. Certain information or footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented. The results of operations for the six months ended March 31, 2024 are not necessarily indicative of the results to be expected for the full fiscal year ending September 30, 2024 or any future interim period.

All intercompany balances and transactions, and any unrealised income and expenses arising from intercompany transactions, are eliminated in preparing the unaudited condensed consolidated financial statements.

The Company consolidates Graphjet, an entity that it controls through a majority voting interest and the accompanying financial statements include the accounts of the Company and its wholly owned subsidiary and those for which the Company has a controlling interest in.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Reverse Recapitalization

Pursuant to ASC 805-40 Reverse Acquisitions, for financial accounting and reporting purposes, Graphjet was deemed the accounting acquirer with Graphjet Technology being treated as the accounting acquiree, and the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”). Accordingly, the unaudited condensed consolidated financial statements of the Company represent a continuation of the financial statements of Graphjet, with the Merger being treated as the equivalent of Graphjet issuing stock for the net assets of Graphjet Technology, accompanied by a recapitalization. The net assets of Graphjet Technology were stated at historical costs, with no goodwill or other intangible assets recorded, and were consolidated with Graphjet financial statements on the Closing Date. The number of Graphjet common shares for all periods prior to the Closing Date have been retrospectively increased using the exchange ratio that was established in accordance with the Merger Agreement (the “Exchange Ratio”).

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Foreign Currency

For Graphjet, Malaysian Ringgit have been determined to be the functional currency. The functional currency assets and liabilities are translated to their U.S. dollar equivalents at exchange rates in effect as of the balance sheet date and income and expense amounts at the average exchange rates for the period. The U.S. dollar’s effects that arise from changing translation rates are recorded in the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

Intangible Assets

Intangible Assets held by Graphjet consist of Graphene and Graphite patents and are included in the non-current assets in the Unaudited Condensed Consolidated Balance Sheets. Since they lack physical substance and have a limit on their useful life, the patents are considered to be finite-lived intangible assets under ASC 350 Intangibles– Goodwill and Other. Finite-lived intangible assets are subject to amortization over 15 years estimated useful life.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined Cayman Islands and Malaysia are the Company’s only major tax jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2024 and September 30, 2023, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company is an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. In Malaysia, current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. As such, the Company’s tax provision was zero for the three months ended March 31, 2024 and for the year ended September 30, 2023.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of March 31, 2024 and September 30, 2023, the calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. As a result, diluted income (loss) per share is the same as basic loss per share for the periods presented.

There are no potential dilutive securities outstanding for the six months period ended March 31, 2024 and March 31, 2023, as a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents that can subject the Company to concentrations of credit risk. Accounts at United States financial institutions are insured by the Federal Deposit Insurance Corporation(“FDIC”) up to $250,000. Accounts at Malaysian financial institutions are insured by the Perbadanan Insurans Deposit Malaysia (“PIDM”) up to RM250,000. At March 31, 2024 and September 30, 2023, the Company did not exceed the FDIC insured limits. At March 31, 2024, the Company had cash in excess of RM5,155,493, approximately $1,109,216, PIDM insured limits. The Company had no cash in excess of PIDM insured limits at September 30, 2023 and no cash equivalents as at March 31, 2024 and September 30, 2023, respectively.

Property and Equipment, Net

Property and equipment is stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the unaudited condensed consolidated statements of operations. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Risks and Uncertainties

We are subject to risks and sustained uncertainties about, or worsening of, geopolitical tensions, including further escalation of the war between Russia and Ukraine, further escalation of the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, could result in a global economic slow down and long-term changes to global trade. As a result, the Company’s ability to procure raw materials at the desired price may be affected. Furthermore, the Company’s ability to raise equity and debt financing may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of these events on the world economy and the specific impact on the Company’s financial position, results of operations and its cash flows are not yet determinable. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Deposits

The deposits consist of non-refundable deposit for the land to be purchased at Kuantan Integrated Industrial Park and the professional fee related to it, and refundable deposit for the rent of photocopiers. See Note 10 for further discussion.

Deposit allocation	Nature	Terms	March 31, 2024	September 30, 2023
Land to be purchased at Kuantan Integrated Industrial Park	Non-refundable	2% upon signing of letter of offer	82	82
Professional service in building Kuantan factory	Non-refundable	1.5% upon signing of letter of acceptance	46	46
Public Relations Consulting Services	Refundable	One month fee charge	25	-
Photocopiers rent for offices use	Refundable		-	-
Total			$153	$128

Note 5 - Patent

The Company owns two patents over the production of Graphite and Graphene from palm kernel shell. Artificial graphite can be used for including but not limited to electrical carbons, fuel cell bi-polar plates, coatings, electrolytic processes, corrosion products, conductive fillers, rubber and plastic compounds, and drilling applications. Graphene is a product that is further processed from Graphite.

As per ASC 350-30 Intangible Assets, the patents are capitalized as non-current asset because they were not internally generated, have finite useful life of 15 years, and has been used in operational activities although no revenue has been generated.

All patents are expected to have zero residual value. Below is the gross carrying amount, accumulated amortization, aggregate amortization expense, and next 5 years and thereafter estimate on aggregate amortization expense.

		As of March 31, 2024		As of September 30, 2023
Patent	Acquisition cost	Accumulated amortization	Net carrying amount	Accumulated amortization	Net carrying amount
Graphite production	$216	$(29)	$187	$(22)	$194
Graphene production	6,258	(834)	5,424	(625)	5,633
	$6,474	$(863)	$5,611	$(647)	$5,827

Estimated amortization expense:	Amount
For year ended September 30, 2024	324
For year ended September 30, 2025	432
For year ended September 30, 2026	432
For year ended September 30, 2027	432
For year ended September 30, 2028	432
Thereafter	3,559
Total	$5,611

Note 6 - Property and equipment

Property and equipment included in continuing operations consist of the following:

	March 31, 2024	September 30, 2023
Office equipment	$9	$2
Renovation	34	-
Construction in progress – Machineries yet to be assembled	1,223	-
Property, and equipment, cost	$1,266	$2
Less: accumulated depreciation	(2)	-
Property, and equipment, net	$1,264	$2

Depreciation of property and equipment is computed on a straight-line basis over its estimated useful life at the following annual rates:

Office equipment	20%
Renovation	20%

Depreciation expenses of $1 and $2 (March 31, 2023 - $0 & $0) for the three and six months ended March 31, 2024, respectively, has been recorded in General and Administrative expenses in the unaudited condensed consolidated statements of operations.

The Company has entered into four contracts with Beijing Xi Yu International Trade Co. Ltd from China for the purchase of artificial graphite machineries for a total cost of $1,223. Full payments made upon order confirmation and shipment from main port in Tianjin to Port Klang in Malaysia. The guarantee period is within 15 months after arrival date and during this period the Seller shall be responsible for the damage due to the defects in designing and manufacturing of the machineries. The machineries have yet to be assembled and commissioned as of March 31, 2024.

Note 7 - Debt

The Company obtained loans of $475 from external parties Mr. Goh Meng Keong and Mr. Goh Seng Wei, to fund the acquisition of Graphene Patent, and in return they charged the Company with interest, in accordance to arm’s length transaction principle. For the three and six months period ended March 31, 2024, there were interest expense of $6 and $12 (March 31, 2023 - $6 and $12), respectively. The principal amount, maturity date and interest rate for the loans are shown below:

	March 31, 2024	September 30, 2023
Total interest payable	$47	$35
Total debt and interest payable	$522	$510

Lender	Principle	Interest rate	Lending date	Due
Goh Meng Keong	$432	5% p.a	March 22, 2022	September 30, 2024
Goh Seng Wei	$43	5% p.a	May 26, 2022	November 25, 2024

Principal payments:	Amount
For year ended September 30, 2024	475
Total	$475

Note 8 – Accrued bonus

On February 29, 2024, the Board of Directors of Graphjet has approved the proposed bonus amounting $13,800 to reward the senior management team of Graphjet for the successful business combination and corporate listing. The provision made is based on 1% on the issuance of Graphjet Technology shares to Graphjet existing shareholders total value $1,380,000. As of March 31, 2024, the provision made was $10,153 and the balance to be provided in February 2025.

Note 9 - Related Party Transactions

9.1 Related Party Contract

ZhongHe Industries Sdn Bhd (ZHI) is an entity owned by Mr. Lim Hooi Beng, who owned 20% of its shares as of March 31, 2024 and September 30, 2023. Mr. Lim Hooi Beng also owns 13.8% of the ordinary shares of the Company as of March 31, 2024. Previously, Mr. Lim Hooi Beng owned 14.5% of the ordinary shares of Graphjet as of September 30, 2023.

On September 20, 2021, the Company entered into a Contract of Commission Processing with ZHI, pursuant to which the Company appointed ZHI for the provision of services as stipulated in the Contract of Commission Processing. During the three-month period ended March 31, 2024 and the year ended September 30, 2023, the contract was still effective and the prepayment made to secure its production line was $Nil and $Nil, respectively. The agreement will be ended by June 2024. The fee charged is based on the material consumption and labor cost incurred.

On July 1, 2022, the Company entered into a Tenancy Agreement with ZHI, with respect to the demised premises located at L4-E-8 Enterprise 4, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur. Pursuant to the terms of the Tenancy Agreement, the tenancy is subject to an initial term of 2 years with a monthly rental of $0.8. The agreement will not be extended after ended and no transfer of premises ownership at the end of the agreement.

	March 31,	September 30,
	2024	2023

Advances to a related company	$92	$97

The advance to ZHI represents the prepayment made to secure its production line after offsetting with the rental charged by ZHI for the office premises.

9.2 Related Party Loans

Short Term Loan

Working capital Loan

To finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion. As of March 31, 2024, there was $96 borrowed under Working Capital Loan.

Extension Loan

On November 1, 2022, the Sponsor and the Company entered into an Extension Agreement to fund the monthly extension payments (up to fifteen (15) one-month extensions) through February 18, 2024 pursuant to the “Second Extension Amendment Proposal”. The extension loan is interest free and to be repaid in September 2024. As of March 31, 2024 the outstanding balance under the Extension Agreement was $1,142.

Long Term Loan

Payable to Directors

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong are the shareholders of the Company and directors of Graphjet.

	March 31,	September 30,
	2024	2023
Lim Hooi Beng	$1,212	$2,226
Aw Jeen Rong	6	6
Payables to directors	$1,218	$2,232

Mr. Lim Hooi Beng and Mr. Aw Jeen Rong own 13.8% and 6.0% of the ordinary shares of the Company as of March 31, 2024. As of September 30, 2023, Mr. Lim Hooi Beng and Mr. Aw Jeen Rong owned 14.5% and 6.3% of the ordinary shares of Graphjet. The reduction in percentage of ownership was due to the share exchange during the merger, as stated in Note 1.2 . The shareholders will continue to support the company, hence the payables are interest free and demands for repayment are not expected within the next 12 months.

On March 11, 2024, the Company entered the debt to equity conversion agreements with Mr. Lim Hooi Beng. The Company issued 775,000 ordinary shares at $4.00 per share amounting $3,100 to partially settle the outstanding balance.

As of March 31, 2024 and September 30, 2023, the outstanding balance on the payable is $1,218 and $2,232, respectively.

Payable to a Shareholder for Intellectual Property

On March 10, 2022, Graphjet entered into Intellectual Property Sales Agreement with Mr. Liu Yu, as supplemented by the letter from Mr. Liu Yu to Graphjet dated July 29, 2022, pursuant to which Graphjet purchased the process for producing palm-based graphene, an intellectual property held by Mr. Liu Yu for $6,258 payable within the 19th to 36th month period from July 29, 2022. Liu Yu owned 24.3% the Company’s ordinary shares as of March 31, 2024 and 25.5% of the ordinary shares of Graphjet as of September 30, 2023. The reduction in percentage of ownership was due to the share exchange during the merger, as stated in Note 1.2. This long-term payable is excluded from recognizing imputed interest in accordance with ASC 835-30 Interest.

On March 11, 2024, the Company entered the debt to equity conversion agreements with Mr. Liu Yu. The Company issued 1,275,000 ordinary shares at $4.00 per share amounting $5,100 to partially settle the outstanding balance.

As of March 31, 2024 and September 30, 2023, the outstanding balance on the payable is $656 and $5,756, respectively.

Note 10 – Commitments and Contingencies

As of March 31, 2024, there were no commitment and contingency other than those stated below:

		March 31,
Commitments and Contingencies	Terms	2024
Land to be purchased at Kuantan Integrated Industrial Park	8% of purchase price upon signing of Sales and Purchase Agreement and 90% within 9 months after signing of Sale and Purchase Agreement	$3,944
Professional service in building Kuantan factory	98.5% of total contract value and payments at progressive claims basis	1,920
Rental of premises	Rental expense from April 2024 to January 2025	108
		$5,972

Note 11 – Shareholders’ Deficit

The Company’s ordinary shares and warrants trade on the NASDAQ stock exchange under the symbol “GTI” and “GTIW”, respectively. Pursuant to the terms of the Amended and Restated Certificate of Incorporation, the company’s authorized share capital is $50,000 divided into 479,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares, and 1,000,000 Preference Shares each of par value $0.0001 per share. As of March 31, 2024, we have issued & outstanding class A ordinary shares 146,741,306 shares, each with par value of $0.0001. All of the Graphjet Technology ordinary shares issued and outstanding at the consummation of the business combination have been fully paid. The holder of each share of ordinary shares is entitled to one vote.

Note 12 – Equity Incentive Plan

At the Special Meeting on February 28, 2024, Energem shareholders considered and approved the Equity Incentive Plan and reserved an amount of ordinary shares equal to 10% of the fully diluted issued and outstanding Combined Entity Ordinary Shares following the Business Combination for issuance thereunder. The Equity Incentive Plan was approved by the Energem board of directors on the same day. The Equity Incentive Plan became effective immediately upon the Closing of the Business Combination.

Graphjet Technology’s employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is expected to be administered by the Graphjet Technology Board with respect to awards to non-employee directors and by Graphjet Technology’s remuneration committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of Graphjet Technology directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under stock exchange rules. The plan administrator will have the authority to interpret and adopt rules for the administration of the Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Note 13 – Subsequent Event Disclosure

The Company has evaluated subsequent events through June 18 2024, the date the unaudited condensed consolidated financial statements were available for issuance. All subsequent events requiring recognition or disclosure have been included in these unaudited condensed consolidated financial statements.

GRAPHJET TECHNOLOGY

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant as officers or directors to the maximum extent permitted by applicable law.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Memorandum of Association or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, the registrant’s Memorandum of Association, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 15. Recent Sales of Unregistered Securities.

Subscription Agreements and Convertible Note Financing

In order to finance a portion of the purchase price payable under the Business Combination Agreement, and the costs and expenses incurred in connection there with, on the Closing Date of the Business Combination Agreement, Energem and Graphjet entered into a purchase agreement (the “PIPE Investment Purchase Agreement”) with the PIPE Investor on December 20, 2023, as amended by the amended and restated PIPE Investment Purchase Agreement of January 24, 2024 (the “Revised PIPE Agreement”), pursuant to which the PIPE Investor and/or investment vehicles directly managed by such investor, has agreed to purchase, and Graphjet has agreed to sell to them, 4,530 Graphjet Pre-Transaction Shares before the Closing of the Business Combination, which Graphjet Pre-Transaction Shares were exchanged for 250,000 Graphjet Technology Class A Ordinary Shares at the Closing of the Business Combination, for an aggregate purchase price of $2,500,000. In accordance with the Revised PIPE Agreement, Graphjet has agreed to file, within 60 calendar days after the Closing, a registration statement with the SEC registering the resale or transfer of the Combined Entity Ordinary Shares. The Class A Ordinary Shares issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Sponsor Units.

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement of an aggregate of 528,075 units (the “Sponsor Units”), each unit consisting of one Class A Ordinary Share and one warrant to purchase one Class A Ordinary Shares to the Sponsor, at a price of $10.00 per Sponsor Unit, generating total gross proceeds of $5,280,750 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement dated as of August 1, 2022 by and among Energem Corp., Graphjet Technology Sdn. Bhd., the Selling Shareholders, the Purchaser Representative, the Shareholder Representative (included as Annex A to the proxy statement/prospectus, which is part of this Registration Statement).

5.1 **	Opinion of Nelson Mullins Riley & Scarborough LLP

10.1	Private Placement Unit Purchase Agreement, dated November 18, 2021, between Energem Corp. and Energem LLC (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1/A-2 filed by Energem Corp. on November 9, 2021).

10.2	Registration Rights Agreement dated November 18, 2021, between Energem Corp. and Energem LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 20, 2024).

10.3*	Form of Indemnification Agreement by and between the Company and certain of its officers and directors

10.4	Employment Agreement, dated March 14, 2024, by and between the Company and Aiden Lee Ping Wei (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

10.5	Employment Agreement, dated March 14, 2024, by and between the Company and Aw Jeen Rong (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8- K filed on March 20, 2024)

10.6	Employment Agreement, dated March 14, 2024, by and between the Company and Boh Woan Yun (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

10.7	Employment Agreement, dated March 14, 2024, by and between the Company and Lim Seh Jiang (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

10.8	Employment Agreement, dated March 14, 2024, by and between the Company and Liu Yu (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

10.9	Employment Agreement, dated March 14, 2024, by and between the Company and Hoo Swee Guan (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on March 20, 2024)

23.1 *	Consent of Adeptus Partners, LLC

23.2 **	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24.1 *	Power of Attorney (included on the signature page hereto)

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kuala Lumpur, Country of Malaysia, on June 25, 2024.

GRAPHJET TECHNOLOGY

/s/ Lee Ping Wei
Name:	Lee Ping Wei
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee Ping Wei, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lee Ping Wei	Chief Executive Officer and Executive Director	June 25, 2024
Lee Ping Wei

/s/ Aw Jeen Rong	Executive Director	June 25, 2024
Aw Jeen Rong

	Independent Director	June 25, 2024
Hoo Swee Guan

/s/ Ng Keok Chai	Independent Director	June 25, 2024
Ng Keok Chai

/s/ Ng Ah Lek	Independent Director	June 25, 2024
Ng Ah Lek

	Independent Director	June 25, 2024
Wong Kok Seong

	Independent Director	June 25, 2024
Doris Wong Sing Ee